AMENDED AND RESTATED LOAN AGREEMENT

                                  BY AND AMONG

                         FIRSTCITY FINANCIAL CORPORATION
                                  AS BORROWER,


                            THE LENDERS NAMED HEREIN,
                                   AS LENDERS


                                       AND


                                BANK OF SCOTLAND,
                                    AS AGENT




                        DATED FOR REFERENCE PURPOSES ONLY
                                      AS OF
                                DECEMBER 20, 1999


54892.0004

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

1.   DEFINITIONS AND TERMS....................................................2
     1.1.       DEFINITIONS...................................................2
     1.2.       GAAP ........................................................21
     1.3.       BORROWER ....................................................21
     1.4.       RULES OF CONSTRUCTION........................................21
2.   LOANS - GENERAL TERMS...................................................22
     2.1.       CREDIT FACILITIES............................................22
     2.2.       MAXIMUM PRINCIPAL AMOUNT.....................................23
     2.3.       LENDER'S COMMITMENTS.........................................24
     2.4.       MATURITY DATE; TERMINATION OF LOANS..........................25
     2.5.       AUTHORIZED DISBURSEMENT OF PROCEEDS..........................25
     2.6.       USE OF PROCEEDS AND BORROWING PROCEDURE......................26
     2.7.       INTEREST RATE................................................27
     2.8.       CHANGE OF LAWS...............................................27
     2.9.       REGULATORY CHANGES...........................................28
     2.10.      ADVANCES PRIOR TO LIBOR RATE DETERMINATION...................28
     2.11.      EURODOLLAR ADVANCES AND CONVERSION...........................28
     2.12.      INTEREST PERIOD ELECTION.....................................29
     2.13.      FEES ........................................................29
     2.14.      USURY .......................................................30
3.   PAYMENT TERMS...........................................................31
     3.1.       LOAN ACCOUNT; METHOD OF MAKING PAYMENTS......................31
     3.2.       INTEREST PAYMENTS............................................31

     3.3.       PRINCIPAL PAYMENTS...........................................32
     3.4.       PLACE OF PAYMENT.............................................32
     3.5.       PAYMENT ON MATURITY AND PREPAYMENT...........................33
     3.6.       APPLICATION OF PAYMENTS......................................33
     3.7.       ADVANCES TO CONSTITUTE ONE LOAN..............................34
     3.8.       REAPPLICATION OF PAYMENTS....................................34
     3.9.       MONTHLY STATEMENTS...........................................35
     3.10.      TIME OF PAYMENT OF EXTRAORDINARY TRANSACTION PROCEEDS........35
4.   ANCILLARY AGREEMENTS....................................................35
     4.1.       GUARANTIES ..................................................35
     4.2.       NOTE PLEDGE AGREEMENTS.......................................36
     4.3.       STOCK PLEDGE AGREEMENTS......................................36
     4.4.       SECURITY AGREEMENTS..........................................37
5.   GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.......................37
     5.1.       GENERAL REPRESENTATIONS AND WARRANTIES.......................37
     5.2.       REPRESENTATIONS RELATING TO SENIOR SUBORDINATED DEBT.........47
     5.3.       REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS..............48
     5.4.       SURVIVAL OF WARRANTIES AND REPRESENTATIONS...................48
6.   COVENANTS AND CONTINUING AGREEMENTS.....................................48
     6.1.       FINANCIAL COVENANTS..........................................49
     6.2.       AFFIRMATIVE COVENANTS........................................49
     6.3.       NEGATIVE COVENANTS...........................................58
     6.4.       REQUIRED NOTICES.............................................65
     6.5.       PAYMENT OF CLAIMS............................................68
     6.6.       YEAR 2000 COMPLIANCE.........................................68

7.   DEFAULT.................................................................68
     7.1.       EVENTS OF DEFAULT............................................68
     7.2.       REMEDIES CUMULATIVE..........................................74
     7.3.       ACCELERATION.................................................74
     7.4.       REMEDIES ....................................................74
     7.5.       INJUNCTIVE RELIEF............................................74
     7.6.       ADVANCES DURING UNMATURED DEFAULT............................75
8.   CONDITIONS PRECEDENT TO DISBURSEMENT....................................75
     8.1.       CHECKLIST ITEMS..............................................75
     8.2.       NECESSARY ACTIONS............................................75
     8.3.       CONDITIONS PRECEDENT.........................................75
9.   GENERAL.................................................................76
     9.1.       COMPLIANCE WITH ERISA........................................76
     9.2.       COSTS .......................................................83
     9.3.       STATEMENT ...................................................83
     9.4.       NOTICES .....................................................83
     9.5.       AMENDMENTS AND WAIVERS.......................................85
     9.6.       NO IMPLIED WAIVER; REMEDIES CUMULATIVE.......................86
     9.7.       SEVERABILITY.................................................86
     9.8.       INCORPORATION OF OTHER AGREEMENTS............................87
     9.9.       ACCEPTANCE ..................................................87
     9.10.      KNOWLEDGE ...................................................87
     9.11.      WAIVER BY BORROWER...........................................88
     9.12.      GOVERNING LAW................................................88
     9.13.      WAIVER OF MARSHALING.........................................88
     9.14.      LIMITATION BY LAW............................................89
     9.15.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................89

     9.16.      SERVICE OF PROCESS...........................................89
     9.17.      REPRESENTATION BY COUNSEL....................................89
     9.18.      RELEASE OF LENDERS AND AGENT.................................89
     9.19.      INVALIDATED PAYMENTS.........................................90
     9.20.      HEADINGS ....................................................90
     9.21.      COUNTERPARTS.................................................90
     9.22.      FAX EXECUTION................................................90
     9.23.      NO THIRD PARTY BENEFICIARIES.................................90
     9.24.      DOMICILE OF LOANS............................................91
     9.25.      ENTIRE AGREEMENT.............................................91
     9.26.      CONSTRUCTION.................................................91
     9.27.      SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS...........91
     9.28.      TEXAS LANGUAGE...............................................96
     9.29.      WAIVER OF TRIAL BY JURY......................................96
     9.30.      WAIVER OF CLAIMS.............................................96
     9.31.      MISCELLANEOUS................................................96
10.  AGENCY AND INTER-LENDER PROVISIONS......................................97
     10.1.      APPOINTMENT..................................................97
     10.2.      GENERAL NATURE OF AGENT'S DUTIES.............................98
     10.3.      EXERCISE OF POWERS...........................................98
     10.4.      GENERAL EXCULPATORY PROVISIONS..............................102
     10.5.      ADMINISTRATION BY AGENT.....................................103
     10.6.      LENDER NOT RELYING ON AGENT OR OTHER LENDERS................105
     10.7.      INDEMNIFICATION.............................................105
     10.8.      AGENT IN ITS INDIVIDUAL CAPACITY............................107
     10.9.      HOLDERS OF NOTES............................................107
     10.10.     SUCCESSOR AGENT.............................................107
     10.11.     ADDITIONAL AGENTS...........................................108
     10.12.     CALCULATIONS................................................108
     10.13.     FUNDING BY AGENT; DEFAULTING LENDERS........................109
     10.14.     SHARING OF COLLECTIONS......................................110
     10.15.     SET-OFF ....................................................111

                       AMENDED AND RESTATED LOAN AGREEMENT


           THIS AMENDED AND RESTATED LOAN AGREEMENT (this "AGREEMENT"), dated for reference purposes only as of December 20, 1999 by and among lenders party hereto from time to time ("LENDERS"), FirstCity Financial Corporation, a Delaware corporation ("BORROWER"), with its principal place of business at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714, and Bank of Scotland ("AGENT"), acting through its branch in New York, New York, a foreign banking corporation incorporated under the laws of Scotland with its principal place of business at 565 Fifth Avenue, New York, New York 10017, as administrative agent, managing agent and collateral agent on behalf of Lenders.


                                    RECITALS:
                                    ---------

           A. Borrower and Bank of Scotland, acting through its branch in New York, New York, ("BOS-NY") have entered into that certain Loan Agreement dated as of April 8, 1998, as amended by First Amendment to Loan Agreement dated as of July 20, 1998 by and between Borrower and BOS-NY, as amended by Second Amendment to Loan Agreement dated as of August 12, 1998 by and among Borrower, BOS-NY, Bank of America (as defined herein) and Agent, as amended by Third Amendment to Loan Agreement dated as of September 29, 1998 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Fourth Amendment to Loan Agreement dated as of November 17, 1998 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Fifth Amendment to Loan Agreement dated as of February 17, 1999 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Sixth Amendment to Loan Agreement dated as of April 30, 1999 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Seventh Amendment to Loan Agreement dated as of June 30, 1999, by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Eighth Amendment to Loan Agreement dated as of July 30, 1999, by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Ninth Amendment to Loan Agreement dated as of August 6, 1999 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Tenth Amendment to Loan Agreement dated as of August 11, 1999 by and among Borrower, BOS-NY, Bank of America and Agent, as amended by Eleventh Amendment dated as of August 23, 1999 by and among Borrower, BOS-NY, Bank of America and Agent and as amended by Twelfth Amendment dated as of December 8, 1999 by and among Borrower, BOS-NY, Bank of America and Agent (collectively, the "EXISTING LOAN AGREEMENT") pursuant to which BOS-NY, Bank of America have agreed to provide Borrower with a revolving credit facility.

           B. BOS-NY wishes to assign all of its rights and obligations under the Existing Loan Agreement and Other Agreements to BOS-Edinburgh (as defined herein) and BOS-Edinburgh wishes to assume all of BOS-NY's rights and obligations under the Existing Loan Agreement and Other Agreements.

           C. The parties have agreed to amend and restate the Existing Loan Agreement in its entirety to amend the commitments of and agreements among the parties and to set forth their mutual agreements herein.

           NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by the Agent and/or the Lenders to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto amend and restate the Existing Loan Agreement in its entirety and agree as follows:


1          DEFINITIONS AND TERMS.

           1.1 Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

                  (a) "ADVANCE": any loan of monies made by Lenders to Borrower pursuant to the terms of Section 2.1.

                  (b) "AFFILIATE": any Person (i) in which Borrower and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower; and/or
         (iii) any officer or director of Borrower or any Primary Obligor. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest). Notwithstanding the foregoing, none of the Harbor Debtors shall be deemed to be an Affiliate for the purposes of this Agreement.

                  (c) "AGENT": Bank of Scotland, acting through its branch in New York, New York, a foreign banking corporation incorporated under the laws of Scotland with its principal place of business at 565 Fifth Avenue, New York, New York 10017, as managing agent, administrative agent and collateral agent on behalf of Lenders.

                  (d) "AGREEMENT": this Amended and Restated Loan Agreement, together with all Modifications hereto or hereof.

                  (e) "AND/OR": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

                  (f) "ASSETS": any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, and real property, whether now existing or hereafter acquired or arising.

                  (g) "BANK OF AMERICA": Bank of America, N.A., a national banking association.

                  (h) "BORROWER": FirstCity Financial Corporation, together with its permitted successors and assigns.

                  (i) "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Lenders and/or Agent under the terms of this Agreement, the Security Agreement, the Note Pledge Agreements, the Stock Pledge Agreements and the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of Loans, interest, fees, indemnities or expenses under this Agreement and all other Loan Documents, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of Lenders to lend. Borrower's Liabilities shall remain Borrower's Liabilities, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Liabilities or any interest therein.

                  (j) "BORROWER'S OBLIGATIONS": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower to or for the benefit of Lenders and/or Agent, under the terms of this Agreement and all other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Borrower's Obligations shall remain Borrower's Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Obligations or any interest therein.

                  (k) "BORROWING REQUEST": a request for an Advance setting forth the information required pursuant to Section 2.6.

                  (l) "BOS-EDINBURGH": The Governor and Company of the Bank of Scotland, a bank organized under the laws of Scotland by an Act of the Scots Parliament in 1695, having its principal office at the Mound, in Edinburgh, Scotland.

                  (m) "BUSINESS DAY": (i) For all purposes other than as covered by clause (ii) hereof, any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the country of Scotland, State of Illinois, and the State of Texas or any other day on which banking institutions located in the country of Scotland, State of Illinois, the State of New York or the State of Texas are authorized or required by law or other governmental action to close; and (ii) with respect to determinations in connection with, and payments of principal and interest in Eurodollar Advances, any day which is a Business Day described in clause (i) or which is also a day for trading by and between banks in U.S. dollar deposits in the London Interbank Eurodollar Market.

                  (n) "CAPITALIZED LEASE" at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "CAPITALIZED LEASE OBLIGATION" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  (o) "CHARGES": all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Assets, the Secured Obligations, Borrower's business, Borrower's ownership and/or use of any of its Assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material Assets.

                  (p) "CLOSING DATE". December 20, 1999, the date of delivery and execution of this Agreement by Lenders, Agent and Borrower.

                  (q) "COMMITMENT": the commitment of each Lender to make Loans to Borrower in accordance with the terms of Section 2.1 and the other provisions hereof.

                  (r) "COMMITMENT PERCENTAGE": the meaning set forth in Section 2.3.

                  (s) "CONSOLIDATED GROUP": Borrower and those Affiliates of Borrower required to file consolidated tax returns pursuant to Section 1502 of the Code, other than the Harbor Debtors.

                  (t) "COSTS": any and all reasonable costs, expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) incurred by Agent and/or Lenders at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement, and all other Loan Documents; (ii) the preparation, negotiation and execution of any amendment or modification of this Agreement or the other Loan Documents; (iii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon the Pledged Property; (iv) the exercise or enforcement of any of the rights of Agent and/or Lenders hereunder; (v) any failure by Borrower to perform or observe any of the provisions hereunder; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent and/or Lenders, Borrower or any other Person) in any way relating to this Agreement, the other Loan Documents, the Secured Obligations, the Pledged Property, or, to the extent instituted by any third party, Borrower's affairs or any Affiliate's affairs;
         (vii) any attempt to enforce any rights of Agent and/or Lenders against Borrower or any other Person which may be obligated to Agent and/or Lenders by virtue of this Agreement or any other Loan Document; and
         (viii) performing any of the obligations relating to or payment of any of Borrower's Obligations hereunder in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, Costs shall not include any fees, cost, loss, expense, or damage arising from any dispute, proceeding or claim by and between Agent and any one or more of the Lenders, relating to the rights, duties, liabilities and/or obligations of Agent hereunder or under any other Loan Document.

                  (u) "DEFAULT RATE": interest at the rate of five percent (5%) plus seven (7) day Libor Rate, or such Interest Period as Agent may select.

                  (v) "DESIGNATED PERSON": any Person identified as a "DESIGNATED PERSON" on a Borrower's Secretary's Certificate dated of even date herewith, as amended or superseded from time to time.

                  (w) "DOLLARS": the lawful currency of the United States of America.

                  (x) "EBITDA": for any period, net income (excluding extraordinary and non-recurring items, including those which are non-cash in nature) for such period plus (i) all interest expense, plus
         (ii) income tax expenses, plus (iii) depreciation and amortization (including amortization of any goodwill or other intangibles), minus or plus (iv) without duplication, gains and losses attributable to any sale of assets not in the ordinary course of business, plus or minus
         (v) any other non-cash charges or gains which have been subtracted or added in calculating such net income other than gains on asset-securitizations and loan loss provision charges.

                  (y) "ENVIRONMENTAL LAWS": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to Borrower or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), Safe Drinking Water Act (42 U.S.C.ss. 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), Clean Air Act (42 U.S.C.ss. 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.).

                  (z) "EQUIPMENT LEASES": all leases or similar agreements pursuant to which Borrower leases equipment.

                  (aa) "EURODOLLAR ADVANCE": any portion of the Loan for which the interest rate is based on the Eurodollar Rate, whether or not any Lender obtains Eurodollars equal to all or any portion of such Eurodollar Advance.

                  (bb) "EURODOLLAR RATE": the variable rate equal to four percent (4%) per annum plus the LIBOR Rate.

                  (cc) "EVENT OF DEFAULT": the definition ascribed to this term in Section 7.1.

                  (dd) "EXCLUDED ENTITIES": the definition ascribed to this term in Section 4.3.

                  (ee) "EXCLUDED NOTES": the definition ascribed to this term in
         Section 4.2.

                  (ff) "EXTRAORDINARY TRANSACTION": (i) a sale, conveyance, lease, or other transfer by Borrower, any Primary Obligor, or any Secondary Obligor of all or substantially all of its assets, not in the ordinary course of its business; (ii) a sale, conveyance, or other transfer of any equity interests (including stock, partnership interests, membership interests, trust interests, warrants, options or debentures) in any Affiliate by Borrower, any Primary Obligor or any Secondary Obligor; (iii) any sale, conveyance or other transfer of any Indebtedness due to Borrower, any Primary Obligor or any Secondary Obligor from any Affiliate, including but not limited to bonds, notes, note purchase agreements or any other Indebtedness, howsoever evidenced; (iv) the issuance of any securities of Borrower, any Primary Obligor or any Secondary Obligor; (v) any transaction identified on
         Schedule 1.1(ff), (vi) the dissolution of FC Capital or the liquidation of its Assets; or (vii) any Indebtedness permitted by Agent and Lenders (in their sole and exclusive discretion) to be incurred by Borrower, any Primary Obligor or any Secondary Obligor, except for:

                      (A) indebtedness to be incurred by any Subsidiary of FC Commercial (which shall only have recourse to the purchasing entity) in connection with purchase money financing (whether secured or unsecured) to parties (other than Affiliates),

                      (B) Indebtedness incurred under existing facilities identified on Schedule 5.1(t), incurred in the ordinary course of business;

                      (C)        The FC Holdings Line of Credit;

                      (D)        The FC Consumer Lending Line of Credit;

                      (E) The Senior Subordinated Debt or any refinancing thereof permitted pursuant to the terms hereof.

                  (gg) "EXTRAORDINARY TRANSACTION PROCEEDS": the consideration paid with respect to any Extraordinary Transaction or the proceeds of any loan received from any Extraordinary Transaction, minus only amounts for necessary and commercially reasonable expenses incurred with respect to such Extraordinary Transaction and approved by Lenders, which approval shall not be unreasonably withheld, which may include attorney's fees and payment of any indebtedness secured to by assets being conveyed payable to any independent third party lender to secure a release of a lien or security interest on such assets being conveyed.

                  (hh) "FEDERAL FUNDS EFFECTIVE RATE": for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided that if ------------- such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  (ii) "FC CAPITAL": FC Capital Corp., a New York corporation.

                  (jj) "FC COMMERCIAL": FirstCity Commercial Corporation, a Texas corporation.

                  (kk) "FC CONSUMER LENDING": FirstCity Consumer Lending Corporation, a Texas corporation.

                  (LL) "FC CONSUMER LENDING LINE OF CREDIT": means a line of credit or loan facility, to be approved in writing by Lenders which approval shall not be unreasonably withheld, to be made available by a Person to FC Consumer Lending and/or its Subsidiaries in an amount not to exceed the lesser of (a) 30% of the book value of auto residuals, or (b) $25,000,000 which will be secured by the Assets of FC Consumer Lending, except for equity interests in FirstCity Funding L.P. or FirstCity Consumer Finance Corporation.

                  (MM) "FC FINANCIAL": FirstCity Financial Corporation, a Delaware corporation.

                  (NN) "FC HOLDINGS": FirstCity Holdings Corporation, a Texas corporation.

                  (OO) "FC HOLDINGS LINE OF CREDIT": means a line of credit or loan facility, to be approved in writing by Lenders which approval shall not be unreasonably withheld, to be made available by a Person to FC Commercial, FC International and/or FC Holdings in an amount not to exceed $17,000,000 in the aggregate, to be used for the purpose of funding investments in entities formed to acquire asset portfolios or to service asset portfolios and which line of credit or loan facility will be secured by first priority security interests in the assets of FC International and in the equity interests or assets acquired with proceeds of the line of credit or loan facility.

                  (pp) "FC INTERNATIONAL": FirstCity International Corporation, a Texas corporation.

                  (qq) "FC SERVICING": FirstCity Servicing Corporation, a Texas corporation.

                  (rr) "FEE AGREEMENTS": any partnership agreement, management agreement, consulting agreement, or other agreement pursuant to which Borrower, any Primary Obligor or any Secondary Obligor is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person. Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

                  (ss) "FINANCIALS": those financial statements of Borrower and/or any other Loan Party, heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower and/or any other Loan Party to Agent for the benefit of Lenders, including but not limited to those financial statements and reports delivered by Borrower to Agent pursuant to Section 6.2(c).

                  (tt) "GAAP": generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as: (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable to Agent reviewing such financial statements of such Person; provided that KPMG LLP shall be deemed to be acceptable to Agent and Lenders as independent certified public accountants of recognized standing for the purposes of applying GAAP.

                  (uu) "GOVERNMENTAL AUTHORITY": any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  (vv) "GUARANTIES": the meaning set forth in Section 4.1.

                  (ww) "GUARANTORS": collectively, (i) FC Commercial, (ii) FC Consumer Lending, (iii) FC International, (iv) FC Servicing, (v) FC Capital, and (vi) FC Holdings, and each other Person who has guaranteed all or any portion of the Secured Obligations.

                  (xx) "GUARANTY EQUIVALENT": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or
         (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

                  (yy) "HARBOR DEBTORS": collectively, (i) Harbor Financial Mortgage Corp., (ii) NAF, Inc. (f/k/a New America Financial, Inc.),
         (iii) Hamilton Financial Services Corp., (iv) Community National Mortgage Corp., (v) CalCap, Inc. and (vi) Harbor Financial Group, Inc.

                  (zz) "HARBOR PROCEEDINGS": The jointly administered Chapter 11 bankruptcy cases, bearing Case No. 99-37255-SAF-11, styled as In Re Harbor Financial Group, Inc., et al., pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, as converted to a Chapter 7 proceeding on December 14, 1999, under which the Harbor Debtors are operating as debtors-in-possession.

                  (aaa) "INDEBTEDNESS": with respect to any Person, at a particular time (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person, except for inter-affiliate transactions entered into in the ordinary course of business on arms-length terms by and among Borrower and any Affiliate or by and among the Affiliates which are accounted for in book entries in the books and records of the applicable Persons and which is not evidenced by a note or other instrument; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
         (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade and not more than sixty (60) days past due; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;
         (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and
         (ix) all obligations and liabilities with respect to unfunded vested benefits under any "EMPLOYEE BENEFIT PLAN" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "MULTIEMPLOYER PLAN", as such terms are defined under the Employee Retirement Income Security Act of 1974.

                  (bbb) "INDEBTEDNESS INSTRUMENT": any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to the Loan Documents.

                  (ccc) "INTEREST PERIOD": with respect to any Eurodollar Advance, the period commencing on the date such Eurodollar Advance is made or continued as a Eurodollar Advance, as the case may be, or the date on which a Prime Rate Advance is converted into such Eurodollar Advance as applicable, and ending one (1) week or one (1) month thereafter, as Borrower may elect in the applicable Borrowing Request (or as Borrower shall be deemed to have elected, as applicable);

         provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day. No Interest Period shall terminate after the end of the Maturity Date.

                  (ddd) "INTEREST RATE": the Prime Interest Rate or the Eurodollar Rate, as determined in accordance with the provisions of
         Article 2.

                  (eee) "LENDERS" and "LENDER": collectively those lender parties hereto from time to time, and individually any of the Lenders listed on the signature pages hereof, subject to the provisions of
         Section 9.27 pertaining to Persons becoming or ceasing to be Lenders. Any reference to "Lenders" shall be deemed to mean all, or any one or more Lenders, unless context clearly provides otherwise. As of the date hereof, the Lenders are BOS-Edinburgh and Bank of America.

                  (fff) "LIBOR BREAKAGE FEE": a fee equal to all losses (excluding loss of anticipated profits) costs, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain the requested Eurodollar Advance, when, as a result of such failure on the part of Borrower or prepayment by Borrower (including, without limitation, any mandatory prepayment of principal and any prepayment resulting from the liabilities being declared due and payable in accordance with their terms hereof), interest on such Eurodollar Advance is not based on the applicable Eurodollar Rate for the requested Interest Period

                  (ggg) "LIBOR RATE": for each Interest Period, a rate of interest, per annum, equal to: (i) the rate of interest determined by Agent at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; provided that if more than one (1) offered rate appears on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in U.S. Dollars are offered for the relevant Interest Period by banks or other financial institutions selected by Agent to banks in London interbank markets as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, multiplied by
         (ii) the Libor Rate Reserve Percentage. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage. The LIBOR Rate shall be calculated in accordance with the foregoing whether or not Agent is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the LIBOR Rate Reserve Percentage.

                  (hhh) "LIBOR RATE RESERVE PERCENTAGE": for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such system

                  (iii) "LIEN": any mortgage, deed of trust, pledge, lien, hypothecation, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  (jjj) "LOAN": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Lenders at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the other Loan Documents.

                  (kkk) "LOAN DOCUMENTS": this Agreement and the Other
         Agreements.

                  (lll) "LOAN PARTY": Borrower and every other Person who is a party to any one or more of the Loan Documents other than Agent and Lenders. Notwithstanding the foregoing, the Harbor Debtors shall not be deemed to be Loan Parties for the purposes of this Agreement.

                  (mmm) "MAJORITY LENDERS": means Lenders which have made Loans constituting 51% in principal amount of Loans outstanding on such date, or if no Loans are outstanding, Lenders who have Commitments to make Loans constituting, in the aggregate, at least 51% of the total Commitments hereunder. So long as there are only two unaffiliated Lenders, the term "MAJORITY LENDERS" shall mean both Lenders.

                  (nnn) "MATERIAL ADVERSE EFFECT": any effect that (i) is material and adverse to the financial condition, results of operations, business or prospects of Borrower and/or any of its Subsidiaries, any Primary Obligor or Secondary Obligor or (ii) materially impairs the ability of Borrower and/or any of its Subsidiaries, any Primary or Secondary Obligor to perform its/their respective obligations under any Loan Document.

                  (ooo) "MATURITY DATE": June 30, 2001, or such earlier date as all of Borrower's Obligations and Borrower's Liabilities shall be due and payable by acceleration or otherwise.

                  (ppp) "MAXIMUM PRINCIPAL AMOUNT": the meaning set forth in
         Section 2.2(a).

                  (qqq) "MODIFICATIONS": any extension, renewal, substitution, replacement, restatement, reaffirmation, substitute, supplement, amendment or modification of any agreement, certificate, document, instrument or other writing, whether or not contemplated in the original agreement, document or instrument.

                  (rrr) "MONTHLY REPORT": those reports delivered to Agent in accordance with Section 6.2(c)(iii).

                  (sss) "NOTE" or "NOTES": those certain revolving promissory notes of Borrower executed and delivered under this Agreement and all Modifications thereto or thereof. As of the date hereof, the Notes include the Tranche A Notes and the Tranche B Note.

                  (ttt) "NOTE PLEDGE AGREEMENT": any one or more of those certain note pledge agreements or amended and restated note pledge agreements dated even date herewith granted by Borrower, FC Commercial and FC Consumer Lending to secure the Secured Obligations, pursuant to which such Loan Party has pledged to Agent (as secured party for the benefit of Lenders) certain promissory notes, together with all Modifications thereto and thereof.

                  (uuu) "ORGANIC DOCUMENTS": with respect to any Person, its articles or certificate of incorporation, by-laws, shareholder's agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, operating agreement, or similar documents or agreements governing its management and the rights and privileges of its equity owners, and all Modifications thereto or thereof.

                  (vvv) "OTHER AGREEMENTS": the Notes, the Note Pledge Agreements, the Stock Pledge Agreements, together with all other agreements, instruments and documents evidencing or securing the Loans or the transactions contemplated herein, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, letters of credit, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, collateral assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and/or any other Loan Party and delivered to Lenders, Agent, or any one or more of them, or issued by Lenders or Agent, or any one or more of them, upon the application and/or other request of, and on behalf of, Borrower.

                  (www) "PARENT": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of

           Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, "CONTROL" shall have the same meaning ascribed to this term in Section 1.1(b). Notwithstanding the forgoing, no Person shall be a Parent which is not a Parent of Borrower or a 51% or more owned subsidiary, directly or indirectly, of Borrower.

                  (xxx) "PARTICIPANT": the definition ascribed to this term in
         Section 9.27(b).

                  (yyy) "PERMITTED LIENS": (i) any liens created pursuant to the Loan Documents in favor of Agent for the benefit of Lenders and Agent to secure the Secured Obligations; (ii) liens pursuant to the Senior Subordinated Debt Documents (as in effect on the Closing Date) in favor of Senior Subordinated Debt Lender to secure the Senior Subordinated Debt, subject to the Subordination Agreement; (iii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iv) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of the applicable Borrower (or the applicable Affiliate) as may be required by GAAP; (v) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (vi) any liens securing Indebtedness of Borrower (or any Affiliate) to any Persons in an aggregate amount less than $200,000; (vii) Charges relating to Assets of First B and First X (as defined on Schedule 1.1(oooo)); (viii) as to any Affiliate, other than Borrower or a Primary Obligor, purchase money liens in connection with the acquisition of Assets so long as such liens encumber only the Assets acquired, (ix) as to any Affiliate, other than Borrower or a Primary Obligor, liens relating to Indebtedness incurred in connection with warehousing assets or the securitization of Assets, so long as such liens encumber only the Assets warehoused or securitized; and (x) those liens disclosed on Schedule 5.1(g), (xi) those liens granted pursuant to the FC Holdings Line of Credit and the FC Consumer Lending Line of Credit.

                  (zzz) "PERSON": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

                  (aaaa) "PLEDGED ENTITIES": those entities whose shareholders, partners, members or other equity owners have pledged an equity interest in such entity to secure the Secured Obligations.

                  (bbbb) "PLEDGED NOTES": those certain promissory notes identified on Schedule 4.2(b), which have been pledged to Agent pursuant to a Note Pledge Agreement.

                  (cccc) "PLEDGED PROPERTY": any and all other property (real, personal or intangible) pledged by Borrower or any other Loan Party to secure payment and performance of the Secured Obligations, including but not limited to: (i) any and all Collateral, as defined in the Security Agreements; (ii) any and all interests pledged pursuant to the Note Pledge Agreements; and (iii) any and all interests pledged pursuant to the Stock Pledge Agreements.

                  (dddd) "PRIMARY OBLIGORS": collectively, (i) FC Consumer Lending, (ii) FC Capital, (iii) FC Commercial and (iv) FC Servicing.

                  (eeee) "PRIME INTEREST RATE": an interest rate equal to the higher of: (i) the Federal Funds Effective Rate plus one and one-half of one percent (1.5%) per annum, or (ii) the Prime Rate plus one percent (1%) per annum.

                  (ffff) "PRIME RATE": the prime rate of interest quoted from time to time by Agent as its base rate on corporate loans at large U.S. money center commercial banks on such day; provided that in the event the Agent ceases quoting a prime rate, Prime Rate shall mean the per annum rate of interest quoted as the Bank Prime Loan Rate for the most recent weekday for which such rate is quoted in Statistical Release
         H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the Prime Rate shall be determined from a comparable index chosen by Agent in good faith. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which the Prime Rate is determined. The Prime Rate is a designated rate and is used herein for ease of determination notwithstanding that Agent is not a Lender hereunder.

                  (gggg) "PRIME RATE ADVANCE": all or any portion of the Loan which is not a Eurodollar Advance.

                  (hhhh) "PRO RATA": for each Lender shall mean in proportion to its Commitment Percentage.

                  (iiii) "PURCHASING LENDER": the meaning set forth in Section 9.27(c).

                  (jjjj) "RECORDS": all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Assets.

                  (kkkk) "REGISTER": the meaning set forth in Section 9.27(d).

                  (llll) "REO AFFILIATE" those entities described on Schedule 1.1(llll).

                  (mmmm) "REQUIRED LENDERS": the meaning set forth in Section 10.3(d).

                  (nnnn) "SEC": the Securities and Exchange Commission.

                  (oooo) "SECONDARY OBLIGORS": Those entities identified on
         Schedule 1.1(oooo).

                  (pppp) "SECURED OBLIGATIONS": all of Borrower's Liabilities, Borrower's Obligations and all other obligations and liabilities of Borrower or any other Loan Party to Lenders and/or Agent under the terms of this Agreement, the Security Agreement, the Guaranties, the Note Pledge Agreements, the Stock Pledge Agreements and the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of Loans, interest, fees, indemnities or expenses under this Agreement or any other Loan Document, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Secured Obligations shall remain Secured Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Secured Obligations or any interest therein.

                  (qqqq) "SECURITIES": shall have the meaning ascribed to that term in the Securities Act of 1934.

                  (rrrr) "SECURITIES LAWS": all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

                  (ssss) "SECURITY AGREEMENTS": collectively those certain amended and restated security agreements dated even date herewith and all Modifications thereto granted by Borrower, FC Commercial, FC Consumer Lending, FC Servicing, FC Capital, FC International and FC Holdings to secure all Secured Obligations.

                  (tttt) "SENIOR SUBORDINATED DEBT": shall mean Indebtedness of Borrower pursuant to the Senior Subordinated Debt Agreement and the other Senior Subordinated Debt Documents.

                  (uuuu) "SENIOR SUBORDINATED DEBT AGREEMENT": shall have the meaning set forth in Section 5.2.

                  (vvvv) "SENIOR SUBORDINATED DEBT DOCUMENTS": shall have the meaning set forth in Section 5.2.

                  (wwww) "SENIOR SUBORDINATED DEBT LENDER": shall have the meaning set forth in Section 5.2.

                  (xxxx) "STOCK": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                  (yyyy) "STOCK PLEDGE AGREEMENT": any one or more of those certain stock pledge agreements, partnership pledge agreements, membership interest pledge agreements, amended and restated stock pledge agreements, amended and restated partnership pledge agreements and/or amended and restated membership interest pledge agreements granted by Borrower and other Loan Parties, dated for reference purposes only as of the date hereof pursuant to which such Loan Party has pledged to Agent Stock or other equity interests in the Pledged Entities, to secure all Secured Obligations, together with all Modifications thereto and hereto.

                  (zzzz) "SUBORDINATION AGREEMENT": that certain Inter-Creditor and Subordination Agreement by and among Borrower, Senior Subordinated Debt Lenders, Lenders and Agent.

                  (aaaaa) "SUBSIDIARY": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by Borrower, any Primary Obligor or any Secondary Obligor, as applicable.

                  (bbbbb) "TANGIBLE NET WORTH": as determined at any time, the total of shareholders' equity (including capital (both common and preferred) stock, additional paid-in capital and retained earnings after deducting treasury stock of a Person, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable not incurred in the ordinary course of business from any Affiliate of such Person or any loans to directors or officers of any Affiliate of such Person, unamortized deferred charges and good will, all as determined in accordance with GAAP.

                  (ccccc) "TOTAL COMMITMENT": The maximum total aggregate commitment of all Lenders to make Loans pursuant to the terms hereof, determined in accordance with Section 2.3(a).

                  (ddddd) "TRANCHE A COMMITMENT": the Commitment of Lenders to make Tranche A Loans, as further described in Section 2.3(a), as may be reduced pursuant to the terms of Section 2.3(b).

                  (eeeee) "TRANCHE A LOANS": Loans to be made by Lenders to Borrower, made pursuant to Section 2.1(a).

                  (fffff) "TRANCHE A NOTES": those certain revolving promissory notes of Borrower executed and delivered under this Agreement, payable to the order of the respective Lenders on or before the Maturity Date, evidencing Tranche A Loans made by Lenders to Borrower pursuant to
         Section 2.1(a), and all Modifications thereto or thereof.

                  (ggggg) "TRANCHE B COMMITMENT": the Commitment of BOS-Edinburgh to make Tranche B Loans, as further described in Section 2.3(a).

                  (hhhhh) "TRANCHE B LOANS": Loans to be made by BOS-Edinburgh to Borrower, made pursuant to Section 2.1(b).

                  (iiiii) "TRANCHE B NOTE": that certain revolving promissory note made by Borrower payable to the order of BOS-Edinburgh, on or before the Maturity Date, evidencing Tranche B Loans made by BOS-Edinburgh pursuant to Section 2.1(b), and all Modifications thereto or thereof.

                  (jjjjj) "TRANSFER EFFECTIVE DATE": the effective date of a transfer of a Lender's interest in its Commitment, the Loans hereunder or a portion thereof, to another Lender in compliance with Section 9.27(c).

                  (kkkkk) "TRANSFER SUPPLEMENT": the meaning set forth in
         Section 9.27(c)(iii).

                  (lllll) "TRANSFEROR LENDER": any Lender who sells, assigns or transfers all or any portion of or interest in its Commitments or Loans hereunder pursuant to Section 9.27.

                  (mmmmm) "TRANSFEROR LENDER NOTES": the meaning set forth in
         Section 9.27(c).

                  (nnnnn) "UNMATURED DEFAULT": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

           1.2 GAAP. Except as otherwise defined in this Agreement or the other Loan Documents, all accounting terms used herein shall have the meaning ascribed to that term in accordance with GAAP.

           1.3 Borrower. Whenever the context so requires, the use of "IT" in reference to Borrower shall mean Borrower as defined above.

           1.4 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

                  (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

                  (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (c) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                  (d) reference to any agreement, document or instrument means such agreement, document or instrument together with all Modifications thereto or thereof.

                  (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (f) the words "INCLUDING" (and with correlative meaning "INCLUDE") means including, without limiting the generality of any description preceding such term;

                  (g) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;"

                  (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

                  (i) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

2          LOANS - GENERAL TERMS

           2.1. Credit Facilities.

                  (a) Tranche A Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Tranche A Loans to Borrower at any time or from time to time after the date hereof to but not including the Maturity Date. The Commitment of all Lenders to make Tranche A Loans shall be the amount set forth in
         Section 2.3. A Lender shall have no obligation at any time to make any Tranche A Loans in excess of such Lender's Commitment set forth in
         Section 2.3. Subject to the terms hereof, Borrower may borrow, repay and reborrow the Tranche A Loans; provided that, at no time shall the outstanding principal balance of the Tranche A Loans exceed $66,000,000 nor shall the unpaid principal balance of the Tranche A Loans exceed the other limitations set forth herein. The obligation of Borrower to repay the unpaid principal balance of the Tranche A Loans made to it by each Lender and to pay interest thereon is further evidenced, in part, by the Tranche A Notes.

                  (b) Tranche B Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, BOS-Edinburgh agrees to make Tranche B Loans to Borrower from time to time after the date hereof to but not including the Maturity Date. The Commitment of BOS-Edinburgh to make Tranche B Loans shall be the amount set forth in Section 2.3. BOS-Edinburgh shall have no obligation at any time to make any Tranche B Loans in excess of the Commitment for Tranche B Loans set forth in Section 2.3 or in excess of the amounts set forth in Section 2.2(a). Subject to the terms hereof, Borrower may borrow, repay and reborrow the Tranche B Loans; provided that, at no time shall the outstanding principal balance of the Tranche B Loans exceed the amounts set forth in Section 2.2(a). The obligation of Borrower to repay the unpaid principal balance of the Tranche B Loans made to it by Lenders and to pay interest thereon is further evidenced, in part, by the Tranche B Notes.

           2.2. Maximum Principal Amount.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, but subject to the limitations set forth in other provisions of this Agreement, the principal portion of Borrower's Liabilities outstanding shall not exceed the following amounts (the "MAXIMUM PRINCIPAL AMOUNT"):

                      (i) the unpaid principal balance of the Tranche A Loans shall not exceed, at any time, an amount equal to $66,000,000; and

                      (ii) the unpaid principal balance of the Tranche B Loans shall not exceed

                   $   11,000,000      on the Closing Date,
                   $   12,500,000      at any time before February 1, 2000,
                   $   16,000,000      at any time before March 1, 2000,
                   $   19,500,000      at any time before April 1, 2000,
                   $    22,000,000     at any time before May 1, 2000

                      (iii) The Maximum Principal Amount and Lenders' Commitments shall be reduced by mandatory prepayments of principal in accordance with
                                 Section 3.3. The unpaid principal balance plus all accrued but unpaid interest, fees and all other Secured Obligations shall be due and payable in full on the Maturity Date.

                  (b) In the event that the outstanding principal balance of the Tranche A Loans or Tranche B Loans exceed the Maximum Principal Amount thereof (individually and not in the aggregate) determined in accordance with Section 2.2(a), Borrower shall pay the amount of such excess to Agent for, in the case of the Tranche A Loans the ratable benefit of Lenders and, in the case of the Tranche B Loan, for the benefit of BOS-Edinburgh, without notice or demand, and any amount not so paid shall bear interest at the Default Rate until paid. This is an absolute obligation to pay to Agent the amount of the unpaid principal balance of the Loans in excess of said Maximum Principal Amount, regardless of the cause of such excess.

                  (c) Tranche A Loans must be funded in the amount of Lenders' Commitments prior to any disbursement of Tranche B Loans. It is anticipated that the Tranche A Loans will be fully funded on the date of the execution of this Agreement.

           2.3. Lender's Commitments.

                  (a) On the date hereof the Total Commitment of Lenders is $88,000,000 described as follows:

                      (i) The Tranche A Commitment, as of the date hereof is $66,000,000, of which BOS-Edinburgh's Commitment is $33,000,000 and Bank of America's Commitment is $33,000,000.

                      (ii) Subject to Section 2.2(a)(ii), the Tranche B Commitment is $22,000,000 of which BOS-Edinburgh's Commitment is $22,000,000 and Bank of America's Commitment is $0.

                      (iii) On the date hereof, BOS-Edinburgh's Commitment Percentage with respect to Tranche A Loans is 50% and BOS-Edinburgh's Commitment Percentage with respect to Tranche B Loans is 100%.

                      (iv) On the date hereof, Bank of America's Commitment Percentage relating to Tranche A Loans is 50% and Bank of America's Commitment Percentage with respect to Tranche B Loans is 0%.

                      (v) The Commitment Percentage of each Lender may be adjusted if a transfer occurs in accordance with Section 9.27. Lenders' Commitments are subject to the mandatory reductions set forth in Section 2.3(b).

                  (b) The payment of Extraordinary Transaction Proceeds to Agent pursuant to the provisions hereof shall permanently reduce the Lenders' Commitments. Following payment of Extraordinary Transaction Proceeds, the Lender's Commitments shall be permanently reduced and the amounts so applied may not be reborrowed.

           2.4. Maturity Date; Termination of Loans.

                  (a) Lenders' respective obligations to make any Advance to Borrower pursuant to the provisions hereof shall be in effect until the Maturity Date, unless sooner terminated by Lenders upon the occurrence of an Event of Default, an Unmatured Default, or pursuant to the terms hereof.

                  (b) Upon payment in full of the Tranche A Loans, BOS-Edinburgh's Commitment to make the Tranche B Loans shall terminate.

           2.5. Authorized Disbursement of Proceeds. Borrower hereby authorizes and directs each Lender and Agent to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of any Loans to such Person as Borrower or any Designated Person shall direct. In addition to Advances of Loan proceeds made pursuant to a Borrowing Request made by a Borrower from time to time, Borrower hereby irrevocably authorizes each Lender and Agent to disburse proceeds of the Loans to pay: (a) interest which is accrued but unpaid and which is due and payable pursuant to the terms hereof and of the Notes until the Loans are paid in full; and (b) for any and all Costs. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to each Lender and Agent so to disburse such funds described in this Section and to treat such Advances as money loaned pursuant to this Agreement and as indebtedness evidenced by the Notes. No further direction or authorization from Borrower shall be necessary for Lenders to make such Advances, and all such Advances shall satisfy, to the extent so disbursed, the obligations of Borrower hereunder and shall be evidenced by the Notes. Notwithstanding anything to the contrary contained herein, Lenders are under no duty or obligation to make such

Advances and failure to make such Advances shall not be deemed to be a default by Lenders or impair any of Lenders' rights or remedies hereunder.

           2.6. Use of Proceeds and Borrowing Procedure.

                  (a) Use of Proceeds. The Loans shall be used solely to fund the working capital requirements of Borrower and its Subsidiaries; provided that, no portion of the Loans proceeds shall be used to make capital contributions, loans, gifts to or pay the obligations of FC Commercial, FC Capital, any Harbor Debtor or any Subsidiary of any such entity. Nothing contained in this Section 2.6(a) shall be deemed to prohibit Borrower from making capital contributions, loans, gifts or other payments to such entities from funds which are generated from the operations of Borrower or its Subsidiaries or other sources.

                  (b) Borrowing Request. In order to request an Advance, Borrower shall hand deliver or telecopy to Agent a duly completed Borrowing Request not later than 10:00 a.m. New York time: (i) at least three (3) Business Days before a proposed Eurodollar Advance and (ii) at least one (1) Business Day before a proposed Prime Rate Advance. Each Borrowing Request shall be irrevocable and shall specify: (1) the amount of such Advance; (2) the number and location of the account to which funds are to be disbursed; (3) the date such Advance is to be made (which shall be a Business Day); and (4) the information required pursuant to Sections 2.11 and 2.12.

                  (c) If Borrower in respect of an outstanding Eurodollar Advance shall not have delivered a Borrowing Request in accordance with
         Section 2.6(b) not later than 10 a.m. New York time at least three (3) Business Days prior to the end of the Interest Period then in effect for such Eurodollar Advance and requesting that such Eurodollar Advance be refinanced, then, (unless Borrower has notified the Agent not fewer than three (3) Business Days prior to the end of such Interest Period, that such Eurodollar Advance is to be repaid at the end of such Interest Period), Borrower shall be deemed to have delivered a Borrowing Request requesting that such Advance be refinanced with a new Advance of equivalent amount, and such new Advance shall bear interest at the LIBOR Rate applicable for a seven (7) day Interest Period.

                  (d) Pro Rata Treatment of Loans. Each borrowing of a Tranche A Loan shall be made from each Lender pro rata in accordance with its Commitment Percentage, determined in accordance with Section 2.3. Each borrowing of a Tranche B Loan shall be made from BOS-Edinburgh.

                  (e) Failure to Loan. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to fund any Loan hereunder, but neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make a Loan.

           2.7. Interest Rate. Except as provided in Section 2.9, the unpaid principal balance of the Loans shall bear interest at the Eurodollar Rate and Borrower shall not have the right to select the Prime Interest Rate without Lenders' prior written approval, which approval may be withheld in Lenders' sole and exclusive discretion; provided that Lenders hereby approve the use of the Prime Rate for Advances made on the Closing Date for a maximum period of three
(3) days after the Closing Date. Interest on all Prime Rate Advances, if applicable, shall be computed on a 365-day year for the actual number of days elapsed. Interest on all Eurodollar Advances shall be computed on a 360 day year for the actual number of days elapsed. After the occurrence of an Event of Default and during the continuation thereof, all Loans shall bear interest at the Default Rate. The unpaid principal balance of each Advance shall bear interest at the Interest Rate applicable thereto, determined by Agent in accordance with the provisions hereof, which determination shall be binding upon Borrower, absent manifest error.

           2.8. Change of Laws. If Agent or any Lender shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or the applicable Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender to be material, Agent or such Lender, as applicable, shall give notice thereof to Borrower of such determination (and any Lender giving such notice shall notify Agent), in which event Borrower shall pay to Agent for the benefit of the applicable Lender upon demand such amount or amounts, in addition to the amounts payable under any other provision of this Agreement or the Other Agreements, as will compensate Agent or such Lender, as applicable, for such reduction. Determinations by Agent or such Lender for purposes of this Section of the additional amount or amounts required to compensate Agent or such Lender with respect to the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. Notwithstanding the foregoing, no amounts shall be payable by Borrower to Agent or such Lender under the terms of this Section 2.8 if the Secured Obligations are paid in full on or before ten (10) days after the date on which Agent or such Lender, as applicable, shall have notified Borrower that amounts will be due under this Section 2.8. In the event of a prepayment pursuant to this Section 2.8, any LIBOR Breakage Fee otherwise payable pursuant to the terms of this Article 2 shall be waived by Agent and Lenders and shall not be due or payable.

           2.9. Regulatory Changes. Notwithstanding any other provision herein contained to the contrary, in the event that any regulatory change shall, in the reasonable determination of Agent or any Lender, make it unlawful for Agent or any Lender to make or to maintain any Eurodollar Advance or impose additional restrictions on Eurodollar Advances by Agent or any Lender, then, the obligation of Agent or such Lender to make or maintain any such Eurodollar Advance shall be terminated and all outstanding Eurodollar Advances shall automatically be converted to Prime Rate Advances. Lenders shall, as promptly as practicable following any such determination, give Borrower a notice thereof that sets forth the basis for any such determination. After such determination and while such determination is in effect, Lenders shall not be required to make further Eurodollar Advances.

           2.10. Advances Prior to LIBOR Rate Determination. Anything herein to the contrary notwithstanding, after notice but prior to making any requested Eurodollar Advance if, for any reason whatsoever, LIBOR Rates are not then being quoted for the requested Interest Period and in an amount approximating the amount of such Eurodollar Advance, Agent shall give Borrower prompt notice thereof and such Eurodollar Advance shall be deemed to be a Eurodollar Advance bearing interest at the Eurodollar Rate then in effect based upon the next shortest available Interest Period (but in no event longer than one month), as determined by Agent.

           2.11. Eurodollar Advances and Conversion. Provided no Event of Default or Unmatured Default has occurred and is continuing, Borrower shall have the option, subject to the other provisions of this Agreement, to: (i) request that any Advance or any portion of an Advance in a minimum amount of $100,000 and in multiples of $100,000, shall be deemed to be a Eurodollar Advance by giving telephonic notice to Agent at least three Business Days prior to the day any Eurodollar Advance is to be made hereunder specifying the applicable Interest Period; provided that Borrower gives Agent written confirmation by facsimile of its telephonic notice on the same Business Day as such telephone notice is given with respect to such Eurodollar Advance, and (ii) convert on any Business Day, all or any portion of the outstanding principal amount of any Advance or any portion of an Advance, in a minimum amount of $100,000 and in multiples of $100,000, from one type of interest rate advance to another type of interest rate advance by giving at least three (3) Business Days prior telephonic notice to Agent thereof; provided that Borrower gives Agent written confirmation of its telephonic notice by facsimile on the same Business Day that such telephonic notice is given with respect to such conversion hereunder. Notwithstanding the foregoing: (y) no Eurodollar Advance may be converted into a Prime Rate Advance pursuant to this Section, except effective on the last day of the Interest Period applicable thereto, and (z) Borrower shall have no more than two (2) Eurodollar Advances with different Interest Periods at any one time.

           2.12. Interest Period Election. Borrower may, by prior telephonic notice to Agent, elect the Interest Period(s) to be applicable to all or any portion of any Eurodollar Advance upon the expiration of the Interest Period then applicable to such Eurodollar Advance; provided that such notice is given to Agent at least three (3) Business Days prior to the expiration of the then Interest Period and that Borrower gives written confirmation by facsimile of its telephonic notice on the same Business Day that such telephonic notice is given. In the event Borrower does not make such an election with respect to all or any portion of a Eurodollar Advance for which the Interest Period is expiring, then, upon the expiration of such Interest Period, the portion of such Eurodollar Advance for which no such election has been made shall automatically convert to a Prime Rate Advance.

           2.13. Fees.

                  (a) Facility Fee. In the event the Secured Obligations are paid in full and Lenders' Commitments are cancelled (the "CANCELLATION DATE"), Borrower shall pay to Agent, for the ratable benefit of Lenders, a Facility Fee to be allocated among Lenders' pro rata in accordance with their respective Commitment Percentages relating to the Tranche A Loans. The amount of the Facility Fee is dependent upon the date of the Cancellation Date and shall be paid in accordance with the following schedule:


           If the Cancellation Date is:              Facility Fee shall be:
           ----------------------------              ----------------------

           on or before February 29, 2000            $500,000

           on or before September 29, 2000           $1,650,000

           at any time thereafter                    $2,500,000

The Facility Fee shall be payable on the earlier of (i) the payment in full of the Secured Obligations and the termination of the Tranche A Commitments, or
(ii) September 30, 2000. For greater certainty and not in limitation of the foregoing, in the event the Secured Obligations have not been paid in full on or before September 30, 2000 for any reason whatsoever, Borrower shall pay to Agent, for the ratable benefit of the Lenders, a Facility Fee equal to $2,500,000 on September 30, 2000.

                  (b) Unused Commitment. Borrower shall pay to Agent for the ratable benefit of the Lenders, an unused commitment fee in an amount equal to
 .125% (on an annual basis, based on the number of days elapsed on a 365-day year) of the difference between Total Commitment determined in accordance with
Section 2.3 and the daily outstanding principal balance of the Loan. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter. Upon the permanent reduction of the Total Commitments in accordance with Section 2.3, the unused commitment fee shall be based upon the reduced Total Commitment.

                  (c) Agent's Fees. At Closing, Agent shall be paid a servicing fee, for its sole benefit, equal to $50,000.00 for services provided hereunder.

                  (d) LIBOR Breakage Fee. In the event of any prepayment of an Advance prior to the end of the then applicable Interest Period (by acceleration or otherwise) or in the event any Advance is not made after delivery of a Borrowing Request in accordance with the terms hereof, for any reason whatsoever, Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the LIBOR Breakage Fee.

                  (e) Interest on Fees. Any fee payable under this Section 2.13 which not paid when due shall bear interest at the Default Rate.

           2.14. Usury. The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement or in any other document evidencing or securing the Loan. None of Lenders or Agent shall be entitled to receive, collect, or apply as interest hereon (for purposes of this Section, the word "interest" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Lenders or Agent ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower, Lenders and Agent shall, to the maximum extent permitted under applicable law; (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided, that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Lenders and/or Agent shall refund to Borrower the amount of such excess and, in such event, Lenders and/or Agent shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "Highest Lawful Rate" shall mean the maximum rate of interest which Lenders and/or Agent is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

3          PAYMENT TERMS

           3.1 Loan Account; Method of Making Payments. Agent shall maintain a Loan Account on its books in which shall be recorded: (i) all Loans made by Lenders to Borrower pursuant to this Agreement; (ii) all payments made by Borrower on all Loans; and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices, in effect from time to time. The failure of Agent to record any of the foregoing shall not in any way limit Borrower's Liabilities or Borrower's Obligations under this Agreement.

           3.2 Interest Payments.

                  (a) Accrued interest on all Prime Rate Advances shall be payable monthly, in arrears, on the last Business Day of each month during the term hereof, without notice or demand.

                  (b) Accrued interest on any Eurodollar Advance shall not be due and payable monthly, but, instead, shall be payable in arrears on the last day, of the Interest Period applicable thereto.

           3.3 Principal Payments. Borrower promises to pay to the order of Agent, for the ratable benefit of Lenders, all mandatory principal payments at the following times and in the following amounts:

                  (a) The unpaid principal balance, plus all accrued but unpaid interest, shall be due and payable to Agent, for the ratable benefit of Lenders, in full on the Maturity Date, without notice or demand. Said amount shall be due and payable, notwithstanding any seemingly contradictory provisions in this Agreement.

                  (b) In the event of a principal payment on any Pledged Note in an amount in excess, in the aggregate, of $250,000, Borrower and the applicable Loan Party shall give immediate notice thereof to Agent and Borrower shall pay to Agent, for the ratable benefit of Lenders, principal in an amount equal to the amount of such principal payment on said Pledged Note; provided that the parties hereby acknowledge that such principal payment shall not reduce the Total Commitment.

                  (c) If at any time the outstanding principal amount exceeds the Maximum Principal Amount of the Tranche A Loan or the Tranche B Loan, as applicable, determined in accordance with Section 2.2, Borrower shall pay principal in an amount necessary to reduce the then outstanding principal amount to an amount less than the Maximum Principal Amount of the applicable Loan and said payment shall be applied to the Tranche A Loan or the Tranche B Loan, as applicable, to reduce such Loan to an amount below the Maximum Principal Amount thereof determined in accordance with Section 2.2.

                  (d) Borrower shall pay to Agent, for the benefit of Lenders, 100% of all Extraordinary Transaction Proceeds, to be applied to the Secured Obligations in the order of priority determined in accordance with Section 3.6. Upon payment of said Extraordinary Transaction proceeds, the Total Commitment shall be reduced.

                  (e) Upon payment in full of the Tranche A Loans, the Tranche B Loans shall be payable in full.

           3.4 Place of Payment. All payments to Agent hereunder and under the Other Agreements shall be payable in immediately available funds on or before noon New York time at the place designated on Exhibit A, or such place or places as Agent may designate in writing to Borrower. All of such payments to Persons other than Agent shall be payable at such place or places as Agent may designate in writing to Borrower. Borrower's Liabilities and the other Secured Obligations will be payable as set forth in the Notes, this Agreement, and the Other Agreements.

           3.5 Payment on Maturity and Prepayment.

                  (a) Payment on Maturity. On the Maturity Date, whether by acceleration or otherwise, Borrower shall pay to Agent, for the ratable benefit of Lenders, in full, in cash or other immediately available funds, the outstanding amount of the Loans.

                  (b) Prepayment. Each Prime Rate Advance may be repaid at any time, without premium or penalty by Borrower giving telephonic notice to Agent of such prepayment no later than 10:00 a.m. New York time on the date of such prepayment, confirmed in writing by facsimile of its telephonic notice on the same day. Each Eurodollar Advance may be prepaid on the last day of the Interest Period applicable thereto, but only by Borrower giving telephonic notice to Agent of such prepayment at least three (3) Business Days prior to the day of such prepayment, such notice confirmed in writing by facsimile on the day of the telephonic notice. Prepayment of any Eurodollar Advance during an Interest Period is expressly prohibited. In the event of an attempted prepayment of any Eurodollar Advance during any Interest Period, Agent, at Borrower's option, shall either: (i) hold such funds in a non-interest bearing cash collateral account to secure the Secured Obligations and to apply such funds to the Secured Obligations on the last day of the Interest Period, or (ii) apply such funds to the Secured Obligations, in which event Borrower shall pay to Agent, for the ratable benefit of the applicable Lenders, a LIBOR Breakage Fee immediately upon demand therefor, and any amount not so paid shall bear interest at the Default Rate.

           3.6 Application of Payments. Agent shall apply payments made to Agent, for the benefit of Lenders, in the following order of priority:

                  (a) Payments from Extraordinary Transaction Proceeds. Payments from Extraordinary Transaction Proceeds shall be applied: (i) first to Costs, including the payment of any costs and expenses incurred by Agent and/or Lenders to enforce any rights hereunder or under the other Loan Documents; (ii) then to accrued but unpaid interest and other fees and expenses then due and payable hereunder; and (iii) then pro-rata to the unpaid principal amount of the Tranche A and Tranche B Loans, based on the respective principal amounts then outstanding.

                  (b) Payments in the Ordinary Course of Business. Payments which are not made from Extraordinary Transaction Proceeds shall be applied: (i) first to Costs, including the payment of any costs and expenses incurred by Agent and/or Lenders to enforce any rights hereunder or under the other Loan Documents; (ii) then to accrued but unpaid interest and other fees and expenses then due and payable hereunder; (iii) then to the unpaid principal balance of the Tranche B Loans, and (iv) then pro-rata to the unpaid principal amount of the Tranche A Loans.

                  (c) Notwithstanding the foregoing, (i) Agent shall, to the extent possible, not allocate payments in a manner which would create a LIBOR Breakage Fee or other fee or penalty payable by Borrower which would not otherwise be imposed and (ii) Lenders may elect to allocate payments in any other order of priority as Lenders shall in their sole and exclusive discretion elect to Secured Obligations which are then due and owing, in any order of priority as Lenders shall elect. Borrower (y) irrevocably waives the right to direct the application of payments and collections received by Agent from or on behalf of Borrower, and (z) agrees that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loans or any other Secured Obligations then due and payable in such manner as Agent may deem appropriate, notwithstanding any entry by Agent upon any of its books and records.

           3.7 Advances to Constitute One Loan. All Advances, loans, including Tranche A Loans and Tranche B Loans, and any other financial accommodations provided pursuant to the terms hereof by Lenders to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Lenders and/or Agent under this Agreement, the Other Agreements or otherwise shall constitute one general obligation secured by the Collateral.

           3.8 Reapplication of Payments. To the extent that Agent receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Agent and applied on account of the Secured Obligations.

           3.9 Monthly Statements. All Advances to Borrower and all other debits and credits provided for in this Agreement shall be evidenced by entries made by each Lender and Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as each Lender and Agent shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on each Lender's and Agent's respective most recent statements, shall be rebuttably presumptive evidence of the amounts due and owing to each Lender and/or Agent by Borrower. At each Lender's and Agent's option, each Lender and Agent shall render a monthly statement to Borrower setting forth the balance of the Loan Account, including principal, interest, costs, penalties, charges and other fees. Each such statement shall be subject to subsequent adjustment by each Lender and Agent and each Lender's and Agent's right to reapply payments in accordance with
Section 3.8, but shall, as to statements of principal and interest then due or having been paid, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account statement unless, within thirty (30) days after receipt of any statement from any Lender and/or Agent, Borrower shall deliver to the appropriate Lender and/or Agent written objection thereto, specifying the error or errors, if any, contained in such statement.

           3.10 Time of Payment of Extraordinary Transaction Proceeds. Any payment of Extraordinary Transaction Proceeds due pursuant to the terms of
Section 3.3(d) shall be made on the date of closing of such transaction and Borrower shall direct the applicable purchaser and/or lender to make payment by wire transfer of immediately available funds directly to Agent. No portion of the consideration paid for such transfer shall be made in kind, in securities, or by delivery of promissory note or other form of indebtedness or obligation, without, in each instance the prior written consent of Lenders, which consent may be withheld by Lenders in their sole and exclusive discretion.

4          ANCILLARY AGREEMENTS

           4.1 Guaranties. Borrower shall cause each Guarantor to execute and deliver to Agent an unlimited guaranty of payment and performance of all the Secured Obligations, or an amendment, restatement and ratification thereof, as applicable (the "Guarantees"). Schedule 4.1 sets forth a true, accurate and complete schedule of all Guarantees caused to be delivered by Borrower to Lender concurrently herewith.

           4.2 Note Pledge Agreements. Borrower shall execute and deliver to Agent and shall cause certain Primary Obligors to execute and deliver to Agent a note pledge agreement or an amendment and restatement of its Note Pledge Agreement executed and delivered in accordance with the Existing Loan Agreement. Notwithstanding the foregoing, Borrower shall not be required to pledge or to require any other Person to pledge: (i) promissory notes made by Borrower or any Primary Obligor payable to the order to an Affiliate which is a general partner of a limited partnership which note had been made to satisfy the capital adequacy requirements imposed upon the general partner of a limited partnership under the Code, or (ii) those notes identified on Schedule 4.2(a) (those notes referred to in subsection (i), and (ii) above are collectively referred to as "EXCLUDED NOTES"). Schedule 4.2(b) is a true, accurate and complete schedule of each Note Pledge Agreement, setting forth the name of the pledgor thereunder, and identifying the Pledged Notes pledged pursuant thereto, including the maker of the note, the payee of the note, the date of the note, the face amount of the note and the unpaid principal balance thereof on the Closing Date. Schedule 4.2(b) shall be amended from time to time upon Agent's request; provided that any such future amendment of Schedule 4.2(b) shall not be deemed to amend or limit any representation or warranty by Borrower under this Agreement relating to any Pledged Note.

           4.3 Stock Pledge Agreements. Those Persons identified on Schedule 4.3(a) (as may be amended from time to time with the prior written consent of Agent in accordance with Section 5.1(e)(iv)) shall be referred to herein as "EXCLUDED ENTITIES" and neither Borrower nor any Affiliate of a Borrower shall be obligated to pledge its Stock, partnership interests, membership interests or other equity interest in such Excluded Entity. Borrower shall execute and deliver to Agent a stock pledge agreement or an amendment and restatement of Borrower's Stock Pledge Agreement, pursuant to which Borrower shall pledge or ratify, amend and restate its pledge, as applicable, to Agent all of the Stock, shares, membership interests, partnership interest, venture interest and all other equity interests, in any form whatsoever, of each and every Person in which Borrower owns an equity interest (other than the Excluded Entities), whether now existing or hereafter arising. Borrower shall cause each Primary Obligor, each Secondary Obligor and each other

Affiliate, as Agent shall reasonably request to execute and deliver to Agent an amendment and restatement of its Stock Pledge Agreement, pursuant to which each such Person shall ratify, amend and restate its pledge to Agent all of the Stock, shares, membership interests, partnership interest, venture interest and all other equity interests, in any form whatsoever, of each and every Person in which such Person owns an equity interest (other than the Excluded Entities), whether now existing or hereafter arising. Schedule 4.3(b) sets forth a true, accurate and complete list of all Stock Pledge Agreements delivered in connection with this Agreement, the name of the Pledgor, the identity of each entity pledged pursuant thereto and a detailed description of the equity interest pledged pursuant thereto.

           4.4 Security Agreements. Borrower, FC Commercial, FC Consumer Lending, FC Servicing, FC Capital, FC International and FC Holdings shall deliver to Agent security agreements pursuant to which each shall grant a security interest in all of its Assets (excluding those Assets specifically identified in a schedule to the applicable Security Agreement) to secure the Secured Obligations or an amendment, restatement and ratification thereof, as applicable. Schedule 4.4 sets forth all Security Agreements, or amendments, restatements and ratifications thereof, as applicable, delivered by Loan Parties pursuant to the terms hereof.

5          GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

           5.1 General Representations and Warranties. Subject to the limitation set forth in Section 5.5 and those matters disclosed on Schedule 5.1, except as disclosed in writing to Lenders and Agent concurrently herewith, Borrower warrants and represents to and covenants with Lenders and Agent that:

                  (a) Organization.

                      (i) Borrower is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect, including, without limitation, the State of Texas. Schedule 5.1(a)(i) identifies each jurisdiction in which Borrower has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

                      (ii) Each Primary Obligor and each Secondary Obligor is and at all times hereafter shall be a corporation or a limited partnership, duly organized and existing and in good standing under the laws of the state of its organization and qualified or licensed to do business and in good standing in all states in which the laws thereof require each Primary Obligor and each Secondary

                                 Obligor to be so qualified and/or licensed and in which the failure to so qualify could have a Material Adverse Effect. Schedule 5.1(a)(ii) identifies each jurisdiction in which each Primary Obligor and each Secondary Obligor has qualified or been licensed to do business and describes the nature and current status of any such qualification or license.

                  (b) Entity Power.

                      (i) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements, to which it is a party.

                      (ii) Each Primary Obligor and each Secondary Obligor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party.

                  (c) Violation of Organic Documents.

                      (i) The execution, delivery and/or performance by Borrower of this Agreement and the Other Agreements to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of Borrower, or contained in any agreement, instrument or document to which Borrower, is now or hereafter a party or by which it or any of its Assets is or may become bound.

                      (ii) The execution, delivery and/or performance by each Primary Obligor and each Secondary Obligor of the Other Agreements to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of such Primary Obligor or such Secondary Obligor, or contained in any agreement, instrument or document to which such Primary Obligor or such Secondary Obligor is now or hereafter a party or by which it or any of its Assets is or may become bound.

                  (d) Enforceability.

                      (i) This Agreement and the Other Agreements to which the Borrower is a party, are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                      (ii) Those Other Agreements to which each other Loan Party is a party are and will be the legal, valid and binding agreements of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(e)        Ownership

                      (i) Schedule 5.1(e) sets forth all classes of stock of Borrower, the shareholders thereof (other than members of the general public), addresses of each shareholder, number of shares owned and how the shares are held;

                      (ii) Schedule 5.1(e) (as may be amended from time to time) sets forth all classes of stock and/or partnership interests of each Primary Obligor and each Secondary Obligor, the shareholders and/or portions thereof, and the addresses, number of shares and/or partnership interests owned and how the shares are held.

                      (iii) Schedule 5.1(e) (as may be amended from time to time) sets forth all options, warrants and other rights to acquire Stock or other equity interests of Borrower, any Primary Obligor, any Secondary Obligor, and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof. Lenders hereby expressly consent to the transfer, issuance or conveyance of Stock and/or other equity interests of any Person in accordance with such options, warrants and rights.

                      (iv)       Borrower shall deliver to Agent notice within
                                 (10) Business Days after Borrower or any other Loan Party acquires the Stock, partnership interest or other equity interest in any Person Borrower shall also amend Schedule 5.1(e), and promptly deliver such amended schedule to the Agent. Unless

                                 Majority Lenders elect not to require Borrower or such other Loan Party to pledge its equity interest in such Person, Borrower and/or the applicable Loan Party: (A) shall grant to Agent a perfected first security interest in its equity interest in such Person, (B) shall deliver a Stock Pledge Agreement or such other pledge agreement in form and substance acceptable to Agent, (C) shall amend the applicable Schedules of the applicable Stock Pledge Agreement, (D) shall execute and deliver to the Pledged Entity a notice of lien, (E) shall execute any and all financing statements required by Agent to perfect its security interest, (F) shall deliver the original Stock certificates or other evidence of ownership to Agent, together with an assignment separate from certificate therefor, and (G) shall take such other action to effect and perfect such security interest as Agent shall reasonably require. In the event Agent elects not to require a pledge of such equity interests, Borrower shall amend Schedule 4.3(b).

                  (f) Fictitious Names.

                      (i) Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 5.1(f);

                      (ii) Each of the fictitious names, if any, used by each Primary Obligor and each Secondary Obligor during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time), and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office; provided that, variations on the corporate name of Primary Obligors and Secondary Obligors in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with Lender's consent and approval.

                  (g) Title. Schedule 5.1(g) is a true, accurate and complete list of all Liens, relating to the Pledged Property on the date hereof. At all times following acquisition thereof: (i) First X and First B shall own fee title to its real estate subject to no liens other than the Permitted Liens, and (ii) Borrower and each other Primary Obligor and Secondary Obligor shall have good, indefeasible and merchantable title to and ownership of all of its Assets, free and clear of all Liens, except the Permitted Liens.

                  (h) Financial Warranty. Except as set forth on Schedule 5.1(h), Borrower: (i) is now, and at all times hereafter shall be paying its debts as they mature, (ii) now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debt, and (iii) now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Except as set forth on Schedule 5.1(h), each Primary Obligor and Secondary Obligor: (i) are each now, and at all times hereafter shall be paying their respective debts as they mature, and (ii) each now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

                  (i) Proceedings. Except as set forth on Schedule 5.1(i), there are no actions or proceedings which are pending or threatened against Borrower, any Primary Obligor or any Secondary Obligor which could reasonably be expected to have a Material Adverse Effect.

                  (j) Government Contracts. Except as set forth on Schedule 5.1(j), neither Borrower, nor any Primary Obligor or any Secondary Obligor has any government contracts.

                  (k) Adequate Licenses. Borrower, Primary Obligor and Secondary Obligor possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

                  (l) Government Permits; Consents.

                      (i) Borrower and each Primary Obligor and Secondary Obligor has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Loan Party.

                      (ii) Except for those consents set forth on Schedule 5.1(l), neither Borrower, nor any other Loan Party requires the approval, consent, waiver, order or other authorization by any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the other Loan Documents, including but not limited to the borrowing of the Loan, the pledge of the Pledged Property, and the payment and performance of all Secured Obligations. Borrower and each other Loan Party has received the consents described on Schedule 5.1(l) and has delivered a copy thereof to Agent, which consents are in full force and effect, unmodified and unamended on the date hereof.

                  (m) Charge; Restrictions. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor is a party to (nor are any of its Assets otherwise subject to) any contract or agreement or subject to any Charge (other than Charges owed by First X or First B) restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise other than ad valorem taxes not yet due and payable.

                  (n) Compliance with Laws. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor is, or will be during the term hereof, in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect, which has, had, or could reasonably be expected to have, a Material Adverse Effect.

                  (o) Compliance with Indebtedness Instruments. Other than those defaults set forth on Schedule 5.1(o) (as said Schedule 5.1(o) may be amended from time to time), Borrower is and at no time during the term hereof shall be in default under any Indebtedness Instrument. Other than those defaults set forth on Schedule 5.1(o) (as said Schedule 5.1(o) may be amended from time to time), no Primary Obligor or any Secondary Obligor is, on the date hereof, in default under any Indebtedness Instrument.

                  (p) Financials. The Financials heretofore delivered by Borrower, or any other Loan Party to Agent, fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

                  (q) Tax Returns. Borrower and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any Governmental Authority, except for ad valorem taxes.

                  (r) No Material Adverse Change. Except as set forth in
         Schedule 5.1, Since September 30, 1999, no event or circumstance has occurred that had, has or could reasonably be expected to have a Material Adverse Effect.

                  (s) No Indebtedness. Except as disclosed in the most recent Financials heretofore delivered by Borrower and in Schedule 5.1(h),
         Schedule 5.1(s), Schedule 5.1(t), Schedule 5.1(u), and Schedule 6.3(l), neither Borrower nor any other Loan Party has any Indebtedness (except for Indebtedness arising in the ordinary course of its business since the dates reflected in the Financials that is not Indebtedness for borrowed money), has guaranteed or entered into any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person.

                  (t) Affiliate Indebtedness. Attached hereto as Schedule 5.1(t) (as amended from time to time) is a true, accurate, and complete schedule of all Indebtedness, other than the Pledged Notes and Excluded Notes, owing by Borrower, any Primary Obligor, any Secondary Obligor or any other Affiliate thereof setting forth: (i) the date such indebtedness was incurred; (ii) the original principal amount thereof and the outstanding principal balance thereof as of the date hereof;
         (iii) the interest rate payable thereon; (iv) whether such indebtedness is evidenced by a note or other writing and whether any security has been granted to secure payment thereof; (v) the payment terms thereof;
         (vi) the maturity date thereof; and (vii) whether there has been any notice of default , or to Borrower's knowledge, any default thereunder.

                  (u) Affiliate Notes. Attached hereto as Schedule 5.1(u) is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of a Borrower, a Primary Obligor or a Secondary Obligor, other than the Pledged Notes and the Excluded Notes. If at any time after the date hereof, any Affiliate borrows money or otherwise incurs Indebtedness from Borrower, a Primary Obligor or a Secondary Obligor, Borrower shall immediately (i) give Agent notice thereof, (ii) deliver a copy of such note to Agent, (iii) prepare a Schedule 5.1(u)(iii) (other than the Pledged Notes and the Excluded Notes) (as amended from time to time) setting forth the maker and holder of such note, the principal amount thereof and the payment terms thereof, and (iv) if requested by Agent, cause the holder of such note to pledge such note to Agent pursuant to a Note Pledge Agreement, in form and substance acceptable to Agent, in its sole and exclusive discretion.

                  (v) No Liability on Lenders or Agent. The execution, delivery and performance by Borrower and each other Loan Party of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of Lenders and/or Agent, impose on or subject any of the Lenders or the Agent to any liability, whether fixed or contingent, in respect of any Environmental Law relating to the operation of Borrower's business. None of the Lenders' or the Agent's exercise of any of the rights or remedies described in this Agreement or in any of the Other Agreements shall constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

                  (w) Affiliates. Schedule 5.1(w) attached hereto is a true, accurate and complete schedule of Borrower's Affiliates, together with a description of Borrower's relationship to each such Affiliate.

                  (x) Real Property; Environmental Issues. Neither Borrower nor any Primary Obligor nor any Secondary Obligor, other than First X and First B, now owns or at no time in the last five (5) years has owned, any real property. Neither Borrower nor any Primary Obligor nor any Secondary Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

                  (y) Investment Company Act and Public Utility Holding Company Act. Neither Borrower nor any Primary Obligor or any Secondary Obligor nor the entering into of any Loan Documents, nor the issuance of the Notes are subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither Borrower, nor any Primary Obligor or any Secondary Obligor is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

                  (z) Disclosure. Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Lenders or Agent, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Copies of all documents delivered to Lenders and/or Agent pursuant to Article 5 or any other provision of this Agreement are true, correct and complete copies thereof and include all Modifications thereto.

                  (aa) Qualification.

                      (i) Solely by reason of (and without regard to any other activities of Lenders and/or Agent in any state in which Assets are located) the entering into, performance and enforcement of this Agreement, the Notes and the other Loan Documents by Lenders and/or Agent will not constitute doing business by Lenders and/or Agent in any of such states or result in any liability of Lenders and/or Agent for taxes or other governmental charges; and qualification by Lenders and/or Agent to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

                      (ii) No "business activity," "doing business" or similar report or notice is required to be filed by the Lenders and/or Agent in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement or any other Loan Document, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

                  (bb) SEC Filings. The Borrower has filed and made available to the Agent and Lenders each form, registration statement, schedule, report, proxy statement and document required to be filed by Borrower with the SEC since January 1, 1995 (collectively, the "SEC REPORTS"). Except as set forth on Schedule 5.1(bb), the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower is the only Loan Party required to file pursuant to the Exchange Act. Since January 1, 1995, Borrower has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing, which has not been made or filed.

                  (cc) Assets of Affiliate Entities. No entity listed on
         Schedule 5.1 (cc) has Assets with a fair market value of greater than $100,000. The fair market value of all Assets of all the entities listed on Schedule 5.1 (cc), in the aggregate, have a total fair market value of less than $500,000.

           5.2 Representations Relating to Senior Subordinated Debt. Concurrently herewith Borrower has entered into that certain Subordinated Secured Senior Note Purchase Agreement by and among Borrower and each of the Purchasers (as defined therein) referred to therein (the "SENIOR SUBORDINATED DEBT AGREEMENT") with IFA Incorporated and other lenders, if any, named therein, if any, (such lenders, together with their permitted successors and assigns collectively, the "SENIOR SUBORDINATED DEBT LENDER") pursuant to which Borrower shall obtain $25,000,000 of Indebtedness (the "SENIOR SUBORDINATED DEBT"). Attached hereto as Schedule 5.2 is a complete and accurate schedule of all material documents, instruments and agreements executed, delivered or caused to be delivered by Borrower or any other Person to Senior Subordinated Lender to evidence, guaranty or secure the Senior Subordinated Debt (the "SENIOR SUBORDINATED DEBT DOCUMENTS"). Borrower hereby represents and warrants to Lenders and Agent that concurrently herewith Borrower has delivered or caused to be delivered to Agent a true, accurate and complete copy of the Senior Subordinated Debt Agreement and all Senior Subordinated Debt Documents. Neither the Senior Subordinated Debt Agreement nor any other Senior Subordinated Debt Document has been amended, modified or supplemented, nor have any of the provisions thereof been waived. The Subordinated Debt Agreement has been duly executed and delivered by Borrower and is in full force and effect. Each of the representations and warranties of Borrower and each other party thereto, contained in the Senior Subordinated Debt Agreement and the other Senior Subordinated Debt Documents, is true and correct, and, to the extent made by Borrower, Agent and each Lender shall be entitled to rely on such representations and warranties with the same force and effect as if they were set forth in this Agreement in full and made to Agent and each Lender directly. The provisions of the Senior Subordinated Debt Documents, including but not limited to all representations, warranties and covenants of the parties thereto, are legal, valid and binding obligations of Borrower and all such other parties, respectively, enforceable in accordance with the terms thereof.

           5.3 Reaffirmation of Warranties and Representations. Each request for an Advance made by Borrower pursuant to this Agreement or the Other Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lenders and Agent that there does not then exist an Event of Default or an Unmatured Default, and (ii) a reaffirmation as of the date of said Borrowing Request that each and every warranty and representation of Borrower contained in this Article 5 and other sections of this Agreement and in the Other Agreements, including without limitation the representations set forth in the Stock Pledge Agreements and Note Pledge Agreements, is true and correct in all material respects, except where such representation or warranty specifically relates to an earlier date.

           5.4 Survival of Warranties and Representations. Borrower covenants, warrants and represents to Lenders and Agent that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true on the date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

Unless expressly limited by the terms of this Article 5, each representation and warranty shall be deemed to be remade concurrently with each Advance hereunder.


           5.5 Exclusion of Harbor Debtors. Notwithstanding anything to the contrary contained in Section 5.1, none of the representations, warranties, covenants or agreements set forth in Section 5.1 shall be deemed to be representations, warranties, covenants or agreements with respect to or by any Harbor Debtor.


6          COVENANTS AND CONTINUING AGREEMENTS.

           6.1 Financial Covenants. Borrower and all other members of the Consolidated Group, on a consolidated basis, shall, at all times during the term hereof, measured quarterly:

                  (a) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than 5 to 1 for the period ending September 30, 1999 and a ratio of Indebtedness to Tangible Net Worth equal to or less than 4 to 1 for each period thereafter;

                  (b) maintain Tangible Net Worth equal to or greater than $50,000,000 for the period ending September 30, 1999 and, for each period thereafter;

                  (c) maintain a Tangible Net Worth equal or greater than $50,000,000 plus fifty percent (50%) of the cumulative positive net income for that period measured at the end of such period, provided that, in any event, a Tangible Net Worth equal or greater than $50,000,000 must always be maintained; and

                  (d) maintain a ratio of EBITDA to interest coverage equal to
         1.7 to 1 measured on a trailing three month basis commencing December 31, 1999.

All covenants set forth herein shall be measured quarterly, upon receipt of the statements delivered to Agent pursuant to Section 6.2(c)(iii) or the annual consolidated financial statements delivered in accordance with Section 6.2(c)(i), if available.

           6.2 Affirmative Covenants. Borrower warrants and represents to and covenants with Agent and Lenders that Borrower shall, and shall cause each Primary Obligor and each Secondary Obligor to, unless Majority Lenders otherwise consents thereto in writing, do all of the following during the term hereof:

                  (a) Representation and Warranties. Subject to Borrower's right to cure set forth in Section 7.1(e), to the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof or at the time of each Advance hereunder, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth in Section 6.3) relates to any other Person (including but not limited to a Primary Obligor, a Secondary Obligor, any Pledged Entity or any other Loan Party) it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

                  (b) Corporate Existence. Borrower, Primary Obligors and Secondary Obligors shall preserve and maintain their respective corporate existence, rights, privileges and franchises in the jurisdiction of their respective incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of their respective business or operations, except such jurisdictions where failure to qualify would not have, or could not reasonably be expected to have a Material Adverse Effect.

                  (c) Records; Reports. Borrower covenants with Lenders and Agent that Borrower shall keep Records and prepare financial statements and shall cause to be furnished to Agent (with sufficient copies for all Lenders) the following (all of the foregoing and following which comprise financial statements are to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials unless Borrower's independent certified public accountants concur in any changes therein and such changes are consistent with then applicable
         GAAP).

                      (i)        Annual:

                                 A. As soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, an audited consolidated balance sheet of Borrower and the other members of the Consolidated Group as at the end of such year, the related statement of operations (including income statement) for such year and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by Borrower and acceptable to Agent, in Agent's sole and absolute discretion.

                                 B. As soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, an unaudited consolidating balance sheet of Borrower and the other members of the Consolidated Group as at the end of such year prepared on a consolidating basis, the related statements of operations (including income statement) for such year and a reconciliation of capital for such year, prepared by the chief financial officer of Borrower.

                      (ii) Concurrently with the delivery of the financial statements described in Section (i) above for fiscal years ending after December 31, 1998:
                                 (A) a certificate of the aforesaid independent certified public accountants certifying to Agent that based upon their examination of the affairs of Borrower and the other members of the Consolidated Group (excluding the Harbor Debtors), performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes an Event of Default or Unmatured Default, or, if they are aware thereof, the nature thereof, and
                                 (B) a reliance letter executed by an authorized partner of the aforesaid independent certified public accountants, in form and substance reasonably acceptable to Agent, and acknowledging that Agent and Lenders may rely on such financial statements in connection with this Agreement notwithstanding that Agent and Lenders are not in privity with such independent certified public accountants in connection with such financial statements.

                      (iii)      As soon as available but not later than thirty
                                 (30) days after the end of each calendar month hereafter, a consolidated and consolidating balance sheet of Borrower and the other members of the Consolidated Group as at the end of, and the related statement of operations for, the portion of such Person's fiscal year then elapsed, all certified by the chief financial officer of such Person's to be prepared in accordance with GAAP and to present fairly the financial position and results of operations of such Person for such period.

                      (iv) Concurrently with delivery to its stockholders copies of all financial and other information delivered by Borrower to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Within two (2) Business Days after delivery to the SEC by Borrower, which in all cases shall be on a timely basis in accordance with the applicable document and the Securities Laws, copies of all reports and other filings filed by Borrower with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended, and all registration statements filed under the Securities Act of 1933, as amended.

                      (v) Concurrently with delivery of the Financials required pursuant to Sections 6.2(c)(i) and
                                 (iii) hereof, a certificate executed by the President, Treasurer or Chief Financial Officer of Borrower that (A) no Event of Default or Unmatured Default has occurred and is continuing under this Agreement (including but not limited to compliance with the covenants set forth in Section 6.1) and that (B) no event of default and no event or condition which, with the passage of time or the giving of notice or both, would constitute an event of default has occurred and is continuing under any other Indebtedness Instrument ("OTHER INDEBTEDNESS INSTRUMENT UNMATURED DEFAULT") or if an Event of Default or Unmatured Default has occurred under this Agreement or an event of default or Other Indebtedness Instrument Unmatured Default has occurred under any other Indebtedness Instrument, setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

                      (vi) Bi-weekly, a statement of income and expense of FC Capital, including proceeds from the liquidation of assets, in form and detail reasonably acceptable to Lenders.

                      (vii) Such other data and information (financial and otherwise) as Agent and/or any Lender, from time to time, reasonably may request bearing upon or related to Borrower's or any Primary Obligor's or any Secondary Obligor's financial condition and/or results of operations.

                  (d) Insurance. Borrower, Primary Obligors and Secondary Obligors at their sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Agent; and (ii) public liability insurance relating to such Person's ownership and use of its Assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Agent. Borrower shall deliver to Agent the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Agent, showing losses payable to Agent for the ratable benefit of Lenders. Such endorsement or an independent instrument furnished to Agent, shall provide that all insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Agent for the ratable benefit of Lenders, to recover under such policy or policies of insurance in case of loss or damage. Upon request by Agent and upon the occurrence of an Event of Default or Unmatured Default, Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Agent. Upon request by Agent and upon the occurrence of an Event of Default or Unmatured Default, Borrower, irrevocably, appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Agent on demand. Agent shall also be named as an additional insured with respect to Borrower's liability insurance.

                  (e) Payment of Charges. Other than Charges payable by First X or First B, Borrower, each Primary Obligor and each Secondary Obligor shall pay promptly, when due, all Charges and Borrower, each Primary Obligor and each Secondary Obligor shall not permit the Charges to arise or to remain unpaid, and will promptly discharge the same. In the event Borrower, any Primary Obligor or any Secondary Obligor, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Agent thereof in writing. Agent may, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Agent deems advisable. All sums so paid by Agent and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Agent on demand. Notwithstanding the foregoing, Borrower, any Primary Obligor or any Secondary Obligor may permit or suffer the Charges to attach to its Assets and may dispute, without prior payment thereof, the Charges, on the conditions that: (i) Borrower or the applicable Primary Obligor or Secondary Obligor, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued;
         (ii) enforcement thereof against any assets of Borrower or the applicable Primary

           Obligor or Secondary Obligor shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower or the applicable Primary Obligor or Secondary Obligor in accordance with GAAP.

                  (f) Pay Debts. Except as disclosed in Schedule 5.1(h) and Charges payable by First X and First B, Borrower and each Primary Obligor and Secondary Obligor shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent; provided that neither Borrower, nor any Primary Obligor or any Secondary Obligor shall be required to pay any Indebtedness while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower or the applicable Primary Obligor or Secondary Obligor shall have set aside on its books reserves in accordance with GAAP with respect thereto and title to any property of Borrower or the applicable Primary Obligor or Secondary Obligor is not jeopardized.

                  (g) Compliance with Laws. Borrower and each Primary Obligor and Secondary Obligor shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect.

                  (h) Perform Obligations. Borrower and each Primary Obligor and Secondary Obligor shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms hereof and thereof.

                  (i) Payment of Dividends from Subsidiaries. To the extent necessary to enable it to make payments of the Secured Obligations in accordance with the terms hereof, Borrower shall cause dividends to be paid to it by its Subsidiaries (whether in existence as of the date hereof or hereafter formed or acquired) in amounts which are sufficient to enable Borrower to satisfy its payment obligations under the terms hereof; provided that Borrower shall not be required to take any action which would result in a Subsidiary paying dividends to the extent not permitted by applicable law and regulation and/or restrictions existing under agreements in effect on the Closing Date if Borrower receives an opinion of outside counsel (in form and substance satisfactory to Lenders and Agent) as to the existence of the relevant restriction no later than the applicable payment date or the Maturity Date, whether by acceleration or otherwise.

                  (j) Stay, Extension and Usury Laws. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive it from paying all or any portion of the principal of, premium, if any, or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations under the Notes, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

                  (k) Investigation and Confidentiality.

                                 (i) Borrower shall permit Agent, Lenders and
                      each of their respective representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to Agent and Lenders all books, papers and records relating to the assets, stock ownership, properties, operations, obligations, and liabilities of Borrower and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (other than those that are the property of its independent outside auditors), litigation files, loan files, plans affecting employees, and any other business or prospects in which the Lenders may have a reasonable interest in connection with the Loans, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, Borrower shall use its reasonable best efforts to cause such third party to provide access to such materials to the Agent and Lenders who shall request the same. In the event that Borrower is prohibited by law from providing any of the access referred to in the preceding sentence to the Agent and Lenders, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. Borrower shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) and its Subsidiaries available to confer with Agent and Lenders and their respective representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

                                 (ii) All information furnished to the Agent and
                      Lenders by the Borrower previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Agent and Lenders and the Agent and Lenders covenant, severally and not jointly and each as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any purpose other than in connection with the transactions contemplated hereby. The obligation to keep such information confidential shall continue for five years from the date hereof, but shall not apply to (i) any information which any of the Agent or Lenders can establish by convincing evidence (x) was already in its possession prior to the disclosure thereof by Borrower;
                      (y) was then generally known to the public; or (z) became known to the public through no fault of any of the Agent and/or Lenders; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (l) Approvals and Consents. In the event that any approval, consent or non-objection need be obtained by Borrower, any Primary Obligor and/or any Secondary Obligor from, or a notice or other filing need be filed by Borrower, any Primary Obligor and/or any Secondary Obligor, with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any Loan Document by Borrower, any Primary Obligor and/or any Secondary Obligor, the Borrower shall take and cause the Primary Obligors and Secondary Obligors to take, as applicable, all actions reasonably necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and the Lenders agree to cooperate with Borrower in obtaining or filing the same.

                  (m) FC Capital Guaranty. Borrower shall cause FC Capital, no later than three Business Days after the aggregate outstanding principal amounts under the Nomura Facility and the Lehman Facility have been paid in full, to execute and deliver to Agent a guarantee agreement in respect of Borrower's obligations under this Agreement and the Notes substantially in the form of the Guaranties and otherwise satisfactory to the Lenders and Agent in form and substance except that FC Capital's guarantee of the principal amount of the Notes shall not exceed $12,000,000. As used herein: "Lehman Facility" means that certain Master Agreement Governing the Purchase and Sale of Mortgage Loans dated as of 3/30/98 between Lehman Commercial Paper Inc. and FC Capital; and "Nomura Facility" shall mean, individually and collectively, the agreement between FC Capital and Nomura Securities (Bermuda) with respect to the FC Securitization 1998-1 Retained I/O & Servicing Asset and the agreement between FC Capital and Nomura Securities (Bermuda) with respect to the FC Securitization 1998-2 Retained I/O & Servicing Asset.

           6.3 Negative Covenants. Borrower warrants and represents to and covenants with Lenders and Agent that neither Borrower, nor any Primary Obligor nor any Secondary Obligor, as the case may be, shall, without Majority Lender's prior written consent, which Majority Lender's may or may not give in its sole and absolute discretion, concurrently or hereafter do any of the following:

                  (a) Sell or Encumber Assets. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business. Neither Borrower, nor any Primary Obligor or any Secondary Obligor shall assume, create, incur, or permit, grant, or suffer a Lien upon any of its Assets, except (i) the Permitted Liens, and (ii) Charges payable by First X and First B.

                  (b) Attachment. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall permit or suffer any levy, attachment or restraint to be made affecting any of its Assets.

                  (c) Receiver. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest permitted hereby.

                  (d) Amend Organic Documents; Business Objectives. Neither Borrower, nor any Primary Obligor or any Secondary Obligor shall make any change: (i) in its Organic Documents or capital structure; or (ii) in any of its business objectives, purposes and operations, including by undertaking additional business activities. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall engage in any business not of the same general type as those conducted by them on the date hereof.

                  (e) Mergers and Acquisitions.

                      (i) Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall merge or consolidate with any Person.

                      (ii) National Auto Funding Corporation, a Texas corporation and Affiliate of Borrower, will not merge, consolidate or acquire the Assets of any Person, shall not commence any new business venture and shall use the proceeds of any sale or other disposition of its Assets to pay the Eligible Note made by it to Borrower.

                  (f) Stock Transfers.

                      (i) Except as disclosed in Schedule 5.1(e), as amended from time to time with Majority Lenders' consent, and except as permitted pursuant to Section 6.3(f)(ii), neither any Primary Obligor, any Secondary Obligor nor any Pledged Entity shall grant any option, warrant or other right to purchase any equity interest in such Person, without in each case the prior written consent of Majority Lenders, which consent shall not be unreasonably withheld.

                      (ii) Notwithstanding anything to the contrary contained herein, Borrower shall have the right to register on Form S-3, and publicly offer and sell equity Securities of Borrower under the following terms and conditions: (w) Borrower shall deliver notice to Agent, within twenty-four (24) hours of the filing with the SEC; (x) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; (y) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading, and (z) Borrower shall pay the proceeds of such offering to Agent, in accordance with the terms hereof.

                  (g) Adverse Transactions.

                      (i) Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

                      (ii) Neither Borrower, nor any other Loan Party shall make capital contributions, loans or gifts to, investments in or enter into any Guaranty Equivalent with respect to the obligations of any entity identified on
                                 Schedule 5.1(cc) at any time during the term hereof.

                  (h) Investments.

                      (i) Subject to the further limitations set forth in Sections 6.3(h) (ii), (iii) and (iv), after the date hereof, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall make any investment in the Securities or obligations or any Person, except in the ordinary course of business.

                      (ii) After the date hereof, neither Borrower nor any Primary Obligor nor any Secondary Obligor shall invest (either directly or indirectly through an Affiliate) in: (A) the Securities of any Person organized under the laws of any country or governmental body outside of the United States, (B) in the Securities of any Person which owns assets located outside of the United States (other than commercial paper and other debt securities of any Lender or the Agent), or
                                 (C) in any assets located outside of the United States (other than commercial paper and other debt securities of any Lender or the Agent); provided that, nothing contained in this
                                 Section 6.3(h)(ii) shall be deemed to prohibit any such investment by FC International.

                      (iii) After the date hereof, without Lenders' prior written consent, which consent may be withheld in Lenders sole and exclusive discretion, neither Borrower nor any Primary Obligor nor any Secondary Obligor will invest in any Person or any asset not specifically contemplated in Borrower's business plan delivered to Lenders and dated October, 1999 (the "OCTOBER BUSINESS PLAN").

                      (iv) After the date hereof, Borrower will only invest in FC Commercial and/or FC Servicing in a manner specifically contemplated in the October Business Plan. As used in Sections 6.3(h)(ii), (iii) and (iv) "invest" shall include, but not be limited to (y) contributions to the capital of a Person, and
                                 (z) making loans or other financial
                                 accommodations to a Person.

                      (v) Neither Borrower, nor any Primary Obligor, nor any Secondary Obligor, nor any Subsidiary thereof shall make any investment in any one or more of the Harbor Debtors or FC Capital.

                  (i) Dividends; Payment of Fees, etc. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall: (i) pay any dividends or make any distributions of property or assets with respect to its Stock, including, but not limited to, dividends with respect to its equity interests, including any preferred Stock; (ii) pay any director's fees or any salaries to any director or shareholder unless such shareholder or director is directly and actively employed by a Borrower or any Primary Obligor or Secondary Obligor; provided that, Borrower may compensate outside directors in an amount not to exceed $20,000.00 per year.

                  (j) Fee Agreements. Attached hereto as Schedule 6.3(j) (as amended from time to time) is a true, accurate and complete schedule of all Fee Agreements to which Borrower or any Primary Obligor or Secondary Obligor is a party. Lenders hereby expressly consent to the performance by Borrower and said Primary Obligors and Secondary Obligors of said Fee Agreements, that are in effect on the date hereof. Within ten (10) Business Days after Borrower, any Primary Obligor or any Secondary Obligor has entered into any new Fee Agreement or shall have modified in any material respect any existing Fee Agreement, Borrower shall give Agent notice thereof and amend Schedule 6.3(j), if applicable, and shall, upon request by Agent, deliver a copy of any new or amended Fee Agreement to Agent. Borrower shall not enter into any other transactions with any Affiliate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or, in each of the foregoing cases, with any officer, director or partner of any Affiliate (or a spouse or other relative of any of them) unless (a) such transaction is otherwise not in violation of this Agreement or any other Loan Document and (b) is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and (c) the consideration payable pursuant to such transaction or series of similar transactions with such Affiliates or its Subsidiaries is not greater than $50,000 in the aggregate in any one calendar year.

                  (k) Indebtedness.

                      (i) Neither Borrower nor any Primary Obligor shall contract, create, incur, assume or suffer to exist any Indebtedness; except for (A) Indebtedness to Lenders and Agent pursuant to this Agreement and the other Loan Documents;
                                 (B) Indebtedness to the Senior Subordinated
                                 Debt Lender incurred on the Closing Date pursuant to the Senior Subordinated Debt Agreement and the other Senior Subordinated Debt Documents (as in effect on the Closing
                                 Date); provided that the aggregate principal amount of Senior Subordinated Debt shall not exceed $25,000,000; (C) Indebtedness existing on the Closing Date and reflected on the Financials of Borrower delivered on the Closing Date; (D) Indebtedness disclosed on Schedules 5.1(s), (t), and (u); (E) the FC Holdings Line of Credit and the FC Consumer Lending Line of Credit, if approved in writing by Lenders, which approval shall not be unreasonably withheld; and (F) unsecured trade payables incurred in the ordinary course of business.

                      (ii) Borrower shall have the right, from time to time, to refinance the Senior Subordinated Debt in an aggregate principal amount not to exceed $25,000,000, with an institutional lender (or a non-institutional lender reasonably acceptable to Agent) on financial terms no more onerous than those provided for in the Senior Subordinated Debt Documents, with a maturity date no earlier than December 31, 2003; provided that the substitute lenders enter into a subordination and inter-creditor agreement in substantially the form of the Subordination Agreement, with only such modifications as Lenders shall approve in their sole discretion.

                  (l) Loan; Guaranty Debt. Neither Borrower nor any Primary Obligor nor Secondary Obligor shall make any loan to any Person, except for loans made by Borrower pursuant to Pledged Notes and the Excluded Notes. Except as set forth on Schedule 6.3(l), neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall enter into any Guaranty Equivalents.

                  (m) Pay Indebtedness. Except in the ordinary course of business, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall defease, prepay, repay, purchase, redeem or otherwise acquire any of its Indebtedness for borrowed money.

                  (n) Issue Power of Attorney. Except pursuant to this Agreement and the Other Agreements, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's, any Primary Obligor's or any Secondary Obligor's business, other than in connection with Permitted Liens or Indebtedness expressly permitted pursuant to the terms of this Agreement; provided that FC International and FC Holdings shall have the right to grant powers-of-attorney necessary to consummate transactions out side of the United States, in the ordinary course of its business to acquire assets in transactions subject to the following: if the person to whom such power of attorney is granted is not the chairman or president of FC Commercial or the senior vice president of FC Commercial (whether or not acting in that capacity) or Robert J. Ketron, then the amount of all equity investments by FC Holdings or FC International in such transaction may not exceed $3,000,000.

                  (o) Amendment of Credit Agreements. Neither Borrower, nor any Primary Obligor or any Secondary Obligor, shall amend, modify or extend any note, credit agreement, security agreement or other document, instrument or agreement evidencing or securing Indebtedness of such entity, including, but not limited to, in the case of Borrower, any of the Senior Subordinated Debt Documents without in each case Majority Lenders' prior written consent, which consent may be withheld in Majority Lenders' sole and exclusive discretion; provided that Borrower may extend existing credit facilities under financial terms no more onerous than those provided for in the applicable existing credit facility, including interest rate, costs, and fees payable to the provider of such facility.

                  (p) Use of Proceeds. Loan proceeds shall be used only for those purposes permitted in Section 2.6(a). No Loan proceeds shall be loaned to, contributed as capital to, used to pay the debts or obligations of or otherwise expended (either directly or indirectly) by Borrower, nor shall Borrower permit any Subsidiary or other Affiliate (other than members of the Harbor Debtors) to make loans to, contribute capital to, pay the debts or obligations of or otherwise expend monies (either directly or indirectly) for the benefit of or on behalf of any one or more of the Harbor Debtors.

                  (q) Payments for Consent. The Borrower, Primary Obligors and Secondary Obligors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest fee or otherwise, to any Lender as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is paid to all Lenders. Except as expressly permitted pursuant to the Subordination Agreement, neither the Borrower, nor any Primary Obligors, Secondary Obligors nor any Subsidiary thereof shall defease, prepay, repay, purchase or redeem any Senior Subordinated Debt.

                  (r) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Borrower shall not, and shall not permit any of its Subsidiaries (whether in existence as of the date of initial issuance of the Notes or thereafter formed or acquired) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

                                 (i) pay any dividends or make any other
                      distribution on its Stock or other equity interests to Borrower or any of its Subsidiaries;

                                 (ii) make payments in respect to any
                      Indebtedness owed to Borrower or any other Subsidiary of a Borrower; or

                                 (iii) make loans or advances to a Borrower or
                      any of its Subsidiaries or to guarantee Indebtedness of a Borrower or any other Subsidiary of a Borrower;

                     other than, in the case of (i), (ii) and (iii),

                                            (1) restrictions existing under
                                 agreements in effect on the date of initial issuance of the Notes;

                                            (2) consensual encumbrances or
                                 restrictions binding upon any Person at the time such Person becomes a Subsidiary of a Borrower so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary and (ii) do not encumber or restrict Borrower or any other Subsidiary of Borrower;

                                            (3) restrictions with respect to a
                                 Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary;

                                            (4) restrictions on the transfer of
                                 assets which are subject to Liens; and

                                            (5) restrictions existing under any
                                 agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and (2), provided that the terms and conditions of any such restrictions are not materially less favorable to the Lenders than those under the agreement evidencing or relating to the Indebtedness refinanced.

                  (s) Senior Subordinated Debt Payments. Neither Borrower, nor any Primary Obligor, nor any Secondary Obligor nor any Subsidiary thereof shall make any payment of or with respect to the principal of or premium (if any) with respect to the Senior Subordinated Debt and neither Borrower, nor any Primary Obligor, nor any Secondary Obligor nor any Subsidiary thereof shall acquire any of the Senior Subordinated Debt for cash or property.

           6.4 Required Notices.

                  (a) Borrower shall notify Agent and amend Schedule 5.1(t) within two (2) Business Days after: (i) Borrower makes any additional loans or advances to any Primary Obligor or Secondary Obligor, whether or not evidenced by a writing signed by the obligor thereof; or (ii) Borrower received any payment of principal on any Pledged Note; provided that nothing in this Section 6.4(a) shall be deemed to permit any use of proceeds of the Loans other than as expressly permitted pursuant to Section 2.6(a).

                  (b) In addition to those notices required elsewhere in this Agreement, in the Stock Pledge Agreement, in the Note Pledge Agreement or any other Loan Document to which Borrower is a party, Borrower shall notify Agent promptly after obtaining knowledge of:

                      (i) except as otherwise previously disclosed, any event or occurrence which Borrower has determined has caused a material loss or decline in value of Borrower's, any Primary Obligor's, or any Secondary Obligor's Assets due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

                      (ii) the institution of any suit or administrative proceeding which, if determined adversely to Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity, is reasonably likely to or could reasonably be expected to materially adversely affect the operations, financial condition or business of any obligor of a Pledged Note or have a Material Adverse Effect;

                      (iii) Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity becoming subject to any Charge, restriction, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect.

                      (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower, any Primary Obligor or any Secondary Obligor is a party;

                      (v) except as otherwise previously disclosed, any event or occurrence which Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity has determined will have or could reasonably be expected to have a Material Adverse Effect on the ability of any obligor of a Pledged Note to repay such Pledged Note;

                      (vi) the occurrence of a default by Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity under any agreement, document or instrument to which it is a party which could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Pledged Entity's business, operations, Assets, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents;

                      (vii) the filing of a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower, any Primary Obligor, Secondary Obligor, or any Pledged Entity or any such Person shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

                      (viii) the making of an application for the appointment of a receiver, trustee or custodian for any of the assets of Borrower, any Primary Obligor, or any Secondary Obligor, other than voluntary custodial relationships entered into to perfect security interests;

                      (ix) as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto;

                      (x) the exercise by any holder of any option, warrant or right to purchase any equity interest in Borrower, any Primary Obligor, any Secondary Obligor or any other Pledged Entity, other than the exercise of rights disclosed in
                                 Section 5.1(e);

                      (xi)       the breach of the covenants set forth in
                                 Section 6.2(i);

                      (xii) the issuance or sale of any Securities by Borrower, any Primary Obligor or any Secondary Obligor, whether or not permitted pursuant to the terms hereof; and

                      (xiii) the occurrence of an Event of Default or Unmatured Default under the Senior Subordinated Debt Documents. Borrower shall immediately forward to Agent copies of any notices sent to it by any Senior Subordinated Debt Lender, or any representative thereof, in connection with such Event of Default or Unmatured Default, provided however, that notwithstanding the foregoing, Borrower shall not pay interest at a default rate under the Senior Subordinated Debt Documents without the prior written consent of Majority Lenders.

           6.5 Payment of Claims. Upon the occurrence of an Event of Default or an Unmatured Default, Agent, in its sole and absolute discretion, without waiving or releasing any of Borrower's Liabilities or Borrower's Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower, or any Primary Obligor, or any Secondary Obligor. All sums paid by Agent in respect thereof and all reasonable Costs relating thereto incurred by Agent or for which Agent becomes obligated on account thereof shall be part of Borrower's Liabilities payable by a Borrower to Agent on demand and any amount not paid on demand shall bear interest at the Default Rate.

           6.6 Year 2000 Compliance.

                  (a) The computer and management information systems of the Borrower, the Primary Obligors and the Secondary Obligors are adequate for the conduct of their business as presently conducted and as proposed to be conducted and there are no material requirements for systems integration, upgrade or replacement, and there are no facilities or software inadequacies that could reasonably be expected to have a material adverse effect on the business of Borrower, any Primary Obligor, or any Secondary Obligor.

                  (b) The Borrower, the Primary Obligors and the Secondary Obligors are Year 2000 Compliant and shall remain Year 2000 Compliant at all times hereafter. As used in the preceding sentence, "YEAR 2000 COMPLIANT" means the ability of the software and other information processing capabilities of such Person to correctly interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing capabilities to recognize accurately the year 2000 or subsequent dates.

                  (c) Any reprogramming required to permit the proper functioning of the computer and management information systems of the Borrower and its Subsidiaries during and following the year 2000 has been completed as of the date hereof. The cost of such reprogramming did not and is not expected to have a Material Adverse Effect.

7          DEFAULT

           7.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Agreement:

                  (a) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations or if Borrower fails or neglects to cause any Primary Obligor, Secondary Obligor or any other Loan Party (for any reason whatsoever) to keep or observe any covenant with respect to such Person set forth herein and the same is not cured within five (5) days after the earlier of (i) Agent or any Lender gives Borrower notice of such default or (ii) Borrower obtains knowledge of such default; provided that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.2(i), 6.3 and 6.4 shall automatically be an Event of Default without any notice or cure period;

                  (b) If any representation, warranty or material statement, report or certificate made or delivered by any Loan Party, or any of its directors, officers, authorized employees or agents, to Agent is not true and correct; if Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations or if Borrower fails or neglects to cause any Primary Obligor, Secondary Obligor or any other Loan Party (for any reason whatsoever) to keep or observe any covenant with respect to such Person set forth herein and the same is not cured within five (5) days after Agent gives Borrower notice of such default; provided that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.3 and 6.4 shall automatically be an Event of Default without any notice or cure period;

                  (c) If Borrower fails to pay any of the Secured Obligations, when due and payable or declared due and payable;

                  (d) If Borrower shall default under the terms of any Indebtedness Instrument (including the Senior Subordinated Debt Agreement) other than the Loan Documents;

                  (e) Except as provided in any other section of this Section 7.1, if any Subsidiary of Borrower (other than any one or more of the Harbor Debtors) shall default under the terms of any Indebtedness Instrument and such default is not cured within ten (10) days after the occurrence thereof; provided that such cure period shall not apply if:
         (i) a default occurs by such Subsidiary under the terms of any other Indebtedness Instrument securing or evidencing a different borrowing, or (ii) if any other Subsidiary defaults under the terms of any Indebtedness Instrument during such ten (10) day cure period. Notwithstanding the foregoing, if any two or more such Persons are obligated for the same Indebtedness and a default occurs thereunder, it shall be deemed to be a default by a single Person for the purposes of this Section 7.1(e);

                  (f) If there is a Trigger Event, a Sequential Trigger Event, a Termination Event, a Default, an Event of Default and/or any other occurrence having a similar result as any of the foregoing, as applicable, as defined in and/or under the terms of any one or more of the agreements listed on Schedule 7.1(f) attached hereto;

                  (g) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations or to cause any Primary Obligor or Secondary Obligor to keep or observe any representation, warranty or covenant, contained in Section 6.2(e) and the same is not cured within ten (10) days after Agent gives Borrower notice of such default;

                  (h) A breach of the representation, warranty and covenant set forth in Section 6.2(i);

                  (i) If any of Borrower's Assets or the assets of any Primary Obligor, or Secondary Obligor or any portion thereof are attached, seized, subjected to a writ of distress warrant, or are levied upon other than Charges payable by First X or First B, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                  (j) If a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by Borrower, any Primary Obligor or any Secondary Obligor (other than the Harbor Debtors), or if Borrower, any Primary Obligor or any Secondary Obligor shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower, any Primary Obligor (other than the Harbor Debtors) or any Secondary Obligor for its dissolution or liquidation;

                  (k) If Borrower, any Primary Obligor, or any Secondary Obligor (other than the Harbor Debtors) is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Borrower, any Primary Obligor, any Secondary Obligor (other than the Harbor Debtors) or any Pledged Entity or if any case or proceeding is filed against Borrower, any Primary Obligor or any Secondary Obligor (other than the Harbor Debtors) for its dissolution or liquidation;

                  (l) If an application is made by Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity (other than the Harbor Debtors) for the appointment of a receiver, trustee or custodian for any of its assets other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

                  (m) If an application is made by any Person other than a Loan Party for the appointment of a receiver, trustee, or custodian for any of the Assets of Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity (other than the Harbor Debtors);

                  (n) Except as expressly permitted pursuant to Section 6.2(e),
         (i) if a notice of any Charge is filed of record with respect to all or any of Borrower's, any Primary Obligor's, or any Secondary Obligor's Assets (other than the Harbor Debtors), or (ii) if any Charge becomes a lien or encumbrance upon any of Borrower's, any Primary Obligor's or any Secondary Obligor's Assets (other than the Assets of any Harbor Debtor);

                  (o) The occurrence of a default under any agreement, instrument and/or document executed and delivered by any Guarantor to Agent, which is not cured within the time, if any, specified therefor in such agreement, instrument or document or if any Loan Document shall fail to grant to Agent, as secured party, the lien or other security interest (if any) intended to be created thereby or if any Loan Party thereto shall assert that it is not liable with respect thereto; or if any Guarantor shall assert that it is not liable as a guarantor or otherwise under its guarantee agreement executed in connection herewith;

                  (p) The occurrence of a default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement;

                  (q) Except as expressly permitted pursuant to the terms hereof, if Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity issues to or transfers to any Person any Stock of Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity;

                  (r) If any final non-appealable judgment for the payment of money in excess of $100,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have denied or questioned its obligation to pay) shall be rendered against Borrower, any Primary Obligor, or any Secondary Obligor; or final judgment for the payment of money in excess of $100,000 shall be rendered against Borrower, any Primary Obligor, or any Secondary Obligor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings;

                  (s) If Borrower or any ERISA Affiliate (1) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either Borrower or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter; (4) has imposed against it any tax under Code Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l); (6) shall apply for a waiver of the minimum funding standards of the Code; or (7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either Borrower or any ERISA Affiliate to liability;

                  (t) Except as set forth in Section 7.1(d) or (e), a default by Borrower, any Primary Obligor, or any Secondary Obligor shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower, any Primary Obligor, or any Secondary Obligor is a party and the effect of such default could have a material adverse effect on the financial conditions or business operations of such Loan Party;

                  (u) If Borrower, any Primary Obligor, or any Secondary Obligor dissolves, liquidates (other than with respect to a Secondary Obligor upon the disposition of all of its Assets in the ordinary course of its business), or fails to maintain its corporate existence, without the prior written consent of Majority Lenders;

                  (v) Notwithstanding anything herein to the contrary, including, but not limited to the terms of Section 7.1(e), if any lender to Borrower, any Primary Obligor, any Secondary Obligor, or to any Subsidiary thereof, (i) accelerates any loan to Borrower, any Primary Obligor, any Secondary Obligor, or to any subsidiary thereof as a result of the Harbor Proceedings or any default by any Harbor Debtor to such lender or any other event of default arising under the terms of any Indebtedness Instrument to which any Harbor Debtor is a party or
         (ii) terminates any
         agreement to forbear or waive any default by a Harbor Debtor or any other event of default arising under the terms of any Indebtedness Instrument;

                  (w) If any proceeding is commenced against Borrower in which the amount claimed is greater than $1,000,000 and such proceeding is not dismissed with prejudice with no judgment having been entered against or other relief granted against Borrower within thirty (30) days after the filing date thereof;

                  (x) The Occurrence of a Change in Control. For purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the Closing: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act)), directly, or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of Capital Stock of Borrower entitled to vote generally in an election of directors; (ii) Borrower is merged with or into another corporation or another corporation is merged with or into Borrower with the effect that immediately after such transaction the stockholders of Borrower immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; (iii) all or substantially all of the assets of Borrower or its Subsidiaries are sold to any person or persons (as an entirety in one transaction or a series of related transactions); or (iv) the voluntary or involuntary dissolution, liquidation or winding up of Borrower. For purposes of this Section 7.1(x) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person; and

                  (y) Management. If James Sartain ceases to be employed full-time with Borrower and responsible for the day to day management of Borrower. Such occurrence shall be an Event of Default without notice or cure period, unless Borrower employs a replacement officer of the Borrower having the duties of Mr. Sartain acceptable to Lenders in their reasonable discretion within thirty (30) days after Mr. Sartain ceases to be employed.

                  (z) Warehouse Line/Substitute Line. If, on or before January 5, 2000 the Borrower has not provided evidence to Lenders, satisfactory to Lenders in their sole discretion, that simultaneously (i) the available commitment to lend under the FCAR Receivables LLC Retail Automobile Installment Loan Agreement Financing Facility dated as of March 30, 1999 (the "MBIA WAREHOUSE LINE"), exceeds Forty Million Dollars ($40,000,000) or a substitute line of credit of like amount acceptable to Lenders in their sole discretion is in effect (the "SUBSTITUTE LINE"), and (ii) the Warehouse Line, or such Substitute Line, as applicable, has a stated maturity of no earlier than December 15, 2000.

         7.2 Remedies Cumulative. All of Lenders' and Agent's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         7.3 Acceleration. Upon the occurrence of an Event of Default or any Unmatured Default and during the continuation thereof, or the filing of a petition under any section or chapter of the United States Bankruptcy Code or similar law or regulation shall be filed by or against Borrower, any Primary Obligor, Secondary Obligor, or any Pledged Entity or any such Person shall make an assignment for the benefit of its creditors, or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation, without notice to or demand of Borrower, Lenders shall have no further obligation to and may then forthwith cease advancing monies, extending credit or issuing letters of credit to or for the benefit of Borrower under this Agreement and/or the Other Agreements. Upon the occurrence of an Event of Default, or the filing of any case against or by Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity for its dissolution or liquidation, Agent (with the consent of the Required Lenders) shall have the right to declare all Secured Obligations to be immediately due and payable, without notice to or demand of Borrower, and thereupon all Secured Obligations shall be immediately due and payable; provided that if an Event of Default described in Section 7.1(k) with respect to Borrower occurs or exists, all of the Borrower's Liabilities shall automatically, without notice of any kind, be immediately due and payable and all obligations of Lenders to Borrower hereunder to make Advances shall be automatically terminated.

         7.4 Remedies. Upon the occurrence of an Event of Default and the continuation thereof, Agent and each Lender, in its sole and absolute discretion, may exercise any and all rights and remedies that it may have under the other Loan Documents, at law or in equity.

         7.5 Injunctive Relief. Borrower recognizes that upon the occurrence of an Event of Default, no remedy of law will provide adequate relief to any of the Lenders or Agent, and agrees that Agent and each Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         7.6 Advances During Unmatured Default. Upon the occurrence of any Unmatured Default or Event of Default (other than Unmatured Defaults under
Section 7.1(e)), Lenders shall not be obligated to make any Advances; provided that, nothing contained herein shall prohibit any Lender from making any Advances.


8          CONDITIONS PRECEDENT TO DISBURSEMENT

         8.1 Checklist Items. The obligation of Lenders to make the Loan to Borrower is subject to the condition precedent that, in addition to satisfaction of the conditions set forth in Sections 8.2 and 8.3, Agent shall have received, prior to Closing Date all documents, instruments, agreements, notes, evidences of Borrower's authority, and all other instruments as Agent may reasonably request, including but not limited to all items on the documentation checklist, delivered by Agent to Borrower prior to the date hereof.

         8.2 Necessary Actions. The obligation of Lenders to make the Loan to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory in form and substance to Lenders.

         8.3 Conditions Precedent. In addition to the foregoing, prior to the Closing Date and prior to any Lender making an Advance hereunder, all of the following shall have been satisfied in a manner satisfactory to Lenders:

                  (a) since September 30, 1999, other than any events or circumstances that have been publicly disclosed in writing prior to the date hereof and the Harbor Proceedings, no change in the condition or operations, financial or otherwise, of Borrower or any other Loan Party shall have occurred which change, in the sole credit judgment of Agent, may have a material adverse effect on Borrower or any other Loan Party;

                  (b) except as disclosed in Schedule 5.1(i), no litigation shall be outstanding or have been instituted or threatened which Majority Lenders determine to be reasonably likely to have a Material Adverse Effect;

                  (c) all of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower or any other Loan Party is a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date;

                  (d) except as disclosed in Schedule 5.1(o), no Event of Default or Unmatured Default shall exist or be continuing;

                  (e) the corporate structure and capital structure of Borrower, the Primary Obligors and the Secondary Obligors and the terms, conditions, amounts and holders of all equity, debt and other Indebtedness, obligations and liabilities of Borrower and each Primary Obligor and each Secondary Obligor shall be satisfactory to Agent and Lenders. Agent shall have received true and complete copies (in each case certified as to authenticity on the Closing Date on behalf of the Borrower) of the Senior Subordinated Debt Agreement and all other Senior Subordinated Debt Agreements. Each Senior Subordinated Debt Agreement shall be in a form and substance acceptable to Agent and Lenders, in their sole and exclusive discretion; and

                  (f) Senior Subordinated Debt Lender shall have entered into the Subordination Agreement in form and substance acceptable to Majority Lenders in their sole and exclusive discretion.

9          GENERAL

         9.1 Compliance with ERISA.

                  (a) Representations and Warranties. Borrower hereby represents and warrants that:

                      (i) Schedule 9.1 hereto describes the Employee Benefit Plans to which Borrower or any of its ERISA Affiliates may have obligations;

                      (ii) each Employee Benefit Plan of Borrower or any of its ERISA Affiliates is in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other statutes and regulations applicable thereto and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code;

                      (iii) neither Borrower nor any of its ERISA Affiliates maintains or contributes to any Employee Benefit Plan with an actuarial present value of projected benefit obligations that exceeds the fair market value of net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that could materially adversely affect the funded status of such Employee Benefit Plan or Employee Benefit Plans in the event of a reduction in force or plant closing;

                      (iv) with respect to each Employee Benefit Plan that is a "defined benefit plan," as defined in
                                 Section 3(35) of ERISA, the assets of each such Employee Benefit Plan are equal to or greater than the accrued benefits of the participants and beneficiaries thereunder, as determined pursuant to the actuarial methods and assumptions utilized by the PBGC in the event of a plan termination;

                      (v) neither Borrower nor any of its ERISA Affiliates sponsors, maintains, participates in or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA; as such, neither Borrower nor any of its ERISA Affiliates are currently or will in the future be subject to the accounting recognition and disclosure standards of Statement of Financial Accounting Standards No. 106 (FASB 106);

                      (vi) neither Borrower nor any of its ERISA Affiliates has breached any of the responsibilities, obligations, or duties imposed on them by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan;

                      (vii)      neither Borrower nor any ERISA Affiliate has
                                 (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made or expects to make a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan;

                      (viii) at the date hereof, the aggregate potential withdrawal liability payment, as determined in accordance with Title IV of ERISA, of Borrower and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans does not exceed $50,000 and, to the best of Borrower's and its ERISA Affiliate's knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of Sections 4241 or 4245 of ERISA.

                      (ix) neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment;

                      (x) neither Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under Section 401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

                      (xi) no liability to the PBGC has been, or is expected by Borrower or any ERISA Affiliate to be, incurred by Borrower or any ERISA Affiliate, other than the payment of premiums, and there are no premium payments that have became due and which are unpaid;

                      (xii) no events have occurred in connection with any Employee Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

                      (xiii) no Reportable Event has, in the case of any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate other than a Multiemployer Plan, occurred and is continuing, or to the best of Borrower's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

                      (xiv) no Employee Benefit Plan maintained by Borrower or an ERISA Affiliate had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

                      (xv) neither Borrower nor any ERISA Affiliate has engaged in a Prohibited Transaction prior to the date hereof, and the execution, delivery, and carrying out of this Agreement will not involve any non-exempt Prohibited Transactions (within the meaning of Part 4 of Subtitle B of Title I of ERISA) or any transaction in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                  (b) ERISA Reports. Borrower shall:

                      (i) as soon as possible, and in any event within fifteen (15) Business Days, after Borrower or an ERISA Affiliate knows or has reason to know that, regarding any Employee Benefit Plan with respect to Borrower or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice, if applicable, of such Reportable Event has been waived by the PBGC), deliver to Agent a certificate of a responsible officer of a Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

                      (ii) upon request of the Agent made from time to time, deliver to the Agent a copy of the most recent actuarial report, funding waiver request, and annual report filed with respect to any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate;

                      (iii) upon request of the Agent made from time to time, deliver to the Agent a copy of any Employee Benefit Plan sponsored, contributed to, participated in or maintained by Borrower or any ERISA Affiliate; and

                      (iv) as soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained, or contributed to, by Borrower or an ERISA Affiliate, deliver to the Agent a certificate of a responsible officer of a Borrower setting forth the details of the events described in (a) through (l) and the action that Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate;
                                 (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under Section 401(a) of the Code; (f) Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under
                                 Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Sections 502(c) or 502(l) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA
                                 Section 4203 or 4205) by Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) Borrower or any ERISA Affiliate is in "DEFAULT" as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "REORGANIZATION" or is "INSOLVENT" (as described in Title IV of

                                 ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
                                 Section 515 of ERISA; or (1) Borrower or any
                                 ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower or any ERISA Affiliate is the Plan Sponsor.

                  (c) Compliance with ERISA. Neither Borrower nor its ERISA Affiliates will: (i) establish, maintain, or operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder; (ii) allow to exist any Accumulated Funding Deficiency with respect to any Employee Benefit Plan, whether or not waived; (iii) terminate any Employee Benefit Plan or withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination or withdrawal could subject Borrower or any ERISA Affiliate to liability; (iv) fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; (v) amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under Section 401(a)(29) of the Code; (vi) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; (vii) enter into any Prohibited Transaction for which a class exemption is not available or a private exemption previously has not been obtained from the Department of Labor; (viii) permit the occurrence of any Reportable Event, or any other event or condition, which could subject either Borrower or any ERISA Affiliate to liability; or (ix) allow or permit to exist any other event or condition known or that reasonably should be known to Borrower which event or condition could subject either Borrower or any ERISA Affiliate to liability.

                  (d) Definitions. For purposes of this Section 9.1, the following definitions shall apply:

                      (i) "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning assigned to that term in Section 302 of ERISA.

                      (ii) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                      (iii) "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by Borrower or any ERISA Affiliate.

                      (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

                      (v) "ERISA AFFILIATE" shall mean any corporation, trade or Business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, and any regulations thereunder.

                      (vi) "MULTIEMPLOYER PLAN" shall mean any plan described in Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by Borrower or any ERISA Affiliate.

                      (vii) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental body succeeding to its functions.

                      (viii) "PLAN ADMINISTRATOR" shall have the meaning assigned to it in Section 3(16)(A) of ERISA.

                      (ix) "PLAN SPONSOR" shall have the meaning assigned to it in Section 3(16)(B) of ERISA.

                      (x) "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code
                                 Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

                      (xi) "REPORTABLE EVENT" shall mean (a) an event described in Section 4043(c), 4068(a), or 4063(a) of ERISA or in the regulations thereunder, (b) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (c) an event requiring Borrower or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), (d) any failure to make payments required by Code Section 412(m), (e) the withdrawal of Borrower or any ERISA Affiliate from an Employee Benefit Plan in which it is a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, (f) the institution of proceedings to terminate an Employee Benefit Plan by the PBGC, or (g) the filing of a notice to terminate an Employee Benefit Plan or the treatment of an amendment of an Employee Benefit Plan as a termination under Section 4041 of ERISA.

           9.2 Costs. Borrower hereby agrees that it shall reimburse any of Lenders and Agent, as applicable, on demand, as part of Borrower's Obligations, for any and all Costs and any amount not paid on demand shall bear interest at the Default Rate.

           9.3 Statement. Each statement of account by Agent delivered to Borrower relating to the Secured Obligations shall be presumed correct and accurate and shall constitute an account stated between Borrower and Agent unless Agent subsequently corrects such statement of its own volition or, within thirty (30) days after Borrower's receipt of said statement, Borrower delivers to Agent, by registered or certified mail addressed to Agent at the address specified in Section 9.4, written objection thereto specifying the error or errors, if any, which Borrower asserts are contained in any such statement.

           9.4 Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing (which term, for all purposes of this Agreement and the other Loan Documents, shall include telecopy) and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested, telecopy or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which a party hereto desires to give to any other party hereto, shall be addressed as follows:

           IF TO BORROWER:          FirstCity Financial Corporation
                                    6400 Imperial Drive
                                    P.O. Box 8216
                                    Waco, Texas  76714
                                    Attn:  Legal Department
                                    Telecopy:  254-751-7648

           IF TO AGENT:             Bank of Scotland
                                    565 Fifth Avenue
                                    New York, New York 10017
                                    Attn:  Loans Administration
                                    Telecopy:  212-557-9460

           WITH A COPY TO:          Sachnoff & Weaver, Ltd.
                                    Suite 2900

                                    30 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:  Frank Ballantine, Esq. and
                                    Cynthia Jared, Esq.
                                    Telecopy:  312-207-6400

                                            and to

                                    Bank of Scotland
                                    Chicago Representative Office
                                    311 South Wacker Drive
                                    Suite 1625
                                    Chicago, Illinois 60606
                                    Attn:  Stephen Campbell
                                    Telecopy:  312-939-9715

           IF TO LENDER             The Governor and Company of the Bank of
                                    Scotland, a bank organized under the laws of Scotland by an Act of the Scots Parliament in 1695
                                    The Mound
                                    Edinburgh. Scotland
                                    Attn: William Greeshields



                                     and to

                                     Bank of America, N.A.
                                     901 Main Street, 66th Floor
                                     Dallas, Texas  75202
                                     Attn:  Jay Wampler
                                     Telecopy:  214-209-3533

           WITH A COPY TO:           Sachnoff & Weaver, Ltd.
                                     Suite 2900
                                     30 South Wacker Drive
                                     Chicago, Illinois 60606
                                     Attn:  Frank Ballantine and
                                     Cynthia Jared, Esq.
                                     Telecopy:  312-207-6400

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

           9.5 Amendments and Waivers. This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrower, each Lender and Agent, as applicable. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "ACT"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, any of Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. Borrower hereby consents to each Lender's and Agent's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof or participation therein, including, without limitation, each Lender's and Agent's respective rights, titles, interests, remedies, powers and/or duties.

           9.6 No Implied Waiver; Remedies Cumulative. Any Lender's and/or Agent's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or either Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or either Lender of an Event of Default or an Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by any Lender or Agent unless such suspension or waiver is by an instrument in writing signed by a respective officer of any Lender or Agent and directed to Borrower or such applicable other Loan Party specifying such suspension or waiver.

           9.7 Severability. If any provision (in whole or in part) of this Agreement or the other Loan Documents or the application thereof to any person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or the other Loan Document, as the case may require, and this Agreement and such other Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein or therein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and the other Loan Documents and the application of such provision to other persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

           9.8 Incorporation of Other Loan Documents. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements or the other Loan Documents, Majority Lenders shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower, any Lender or Agent in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

           9.9 Acceptance. This Agreement and the other Loan Documents are submitted by Borrower to Lenders and Agent (for Lenders' and Agent's acceptance or rejection thereof) at Lenders' and Agent's respective principal places of business as an offer by Borrower to borrow monies from Lenders now and from time to time hereafter and shall not be binding upon Lenders and Agent or become effective until and unless accepted by Lenders and Agent, in writing, at said places of business. If so accepted by Lenders and Agent, this Agreement and the other Loan Documents and the other Loan Documents shall be deemed to have been made at said place of business. This Agreement and the other Loan Documents shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects including, but not limited to, the legality of the interest rate and other charges, but excluding choice of law provisions and perfection of security interests which shall be governed and controlled by the laws of the relevant jurisdiction.

           9.10 Knowledge. As used herein the phrase "TO THE BEST OF BORROWER'S KNOWLEDGE" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

           9.11 Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS,

CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY OF THE LENDERS AND/OR THE AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF, OR TO REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY OF THE LENDERS AND/OR THE AGENT TO EXERCISE ANY OF ITS RESPECTIVE REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

           9.12 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY LENDERS AND AGENT IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY (a) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OF THE LENDERS OR THE AGENT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR ANY OF THE LENDERS' OR AGENT'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR ANY OF THE LENDERS' OR THE AGENT'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

           9.13 Waiver of Marshaling. All rights of marshaling of assets of Borrower, including any such right with respect to the Pledged Property, are hereby waived by Borrower.

           9.14 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

           9.15 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by Lenders and/or Agent shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

           9.16 Service of Process. Borrower hereby irrevocably appoints and designates CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, IL 60604 as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in- fact shall constitute personal service of such process upon Borrower.

           9.17 Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

           9.18 Release of Lenders and Agent. Borrower releases Lenders and Agent from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of any of the Lenders and/or the Agent, their respective officers, agents or employees, except for willful misconduct or gross negligence.

           9.19 Invalidated Payments. To the extent that Agent or any Lender receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Agent or such Lender and applied on account of the Secured Obligations.

           9.20 Headings. The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

           9.21 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.

           9.22 Fax Execution. For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document' provided that upon request an original of the faxed document is mailed by first class US Mail or personally delivered to the recipient. At the request of any party hereto, any FAX document subject to this Agreement shall be re-executed by all parties here to parties in an original form. The undersigned parties hereby agree that they shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement.

           9.23 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Lenders, Agent, Borrower and its successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any Person other than Borrower and its successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Lenders to make the Loans hereunder are imposed solely and exclusively for the benefit of the Lenders and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

           9.24 Domicile of Loans. Lenders may make, maintain or transfer any of their Loans hereunder to, or for the account of, any of their respective branch offices, subsidiaries or affiliates.

           9.25 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of Borrower, Lenders and Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon any of Lenders or Agent unless expressed herein or therein. No course of dealing, course or performance, trade usage or parole evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

           9.26 Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other references in this Agreement are to this Agreement unless otherwise specified.

           9.27 Successors and Assigns; Participation; Assignments.

                  (a)      Transfer to BOS-Edinburgh; Successors and Assigns:

                      (i) BOS-NY hereby sells, assigns, transfers and conveys all right, title and interest under the Existing Loan Agreement to BOS-Edinburgh and BOS-Edinburgh hereby accepts said assignment. From and after the date hereof BOS-NY shall not be deemed to be a Lender hereunder and BOS-Edinburgh shall be deemed to be a Lender hereunder. By execution of this Agreement Agent, Borrower and each other Lender has manifested its consent and acknowledgement to said assignment and, notwithstanding anything contained in Section 9.27 of the Existing Agreement, agrees that no further documentation, agreement or evidence of such assignment shall be required.

                      (ii) This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, all future holders of the Notes, Agent and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders. Any purported assignment without such consents shall be void.

                  (b) Participations. Any Lender may, in accordance with applicable law, at any time sell Participations to one or more commercial banks or other Persons (each a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided that:

                      (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

                      (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                      (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                      (iv) the Participant accepting such Participation shall be bound by the provisions of Sections
                                 10.14 and 10.15; and

                      (v) any sale or transfer to a Participant which is not a party hereto or an Affiliate of any Lender hereto shall require the prior written consent of each of Agent, Borrower, and the Majority Lenders, which consent shall not be unreasonably withheld or delayed.

         Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.8, 10.7, and 10.14 with respect to its participation in the Commitments and Lenders' Loans hereunder outstanding from time to time; provided that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the TRANSFEROR LENDER would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Assignments. Any Lender may, in accordance with applicable law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held it) to any other Lender, any affiliate of any other Lender or to one or more additional commercial banks or other institutional Lenders (each a "PURCHASING LENDER"); provided that

                      (i) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such Transferor Lender shall retain, after such assignment, a minimum principal amount of $10,000,000 of the Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Commitments and Loans then outstanding;

                      (ii) each such assignment shall be of a constant, and not a varying, percentage of the Commitment of the Transferor Lender and of all of the Transferor Lender's rights and obligations under this Agreement and the other Loan Documents;

                      (iii) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form attached hereto as Exhibit B, duly completed (a "TRANSFER SUPPLEMENT"); and

                      (iv) any transfer to a commercial bank or other financial institution which is not a party hereto or an Affiliate of a Lender hereto shall require the prior written consent of each of Agent and Borrower, which consent shall not be unreasonably withheld or required of Borrower if an Event of Default exists.

           In order to effect any such assignment, the Transferor Lender and the Purchasing Lender shall execute and deliver to Agent a duly completed Transfer Supplement (including the consents required by clause (iv) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "TRANSFEROR LENDER NOTES") and a processing and recording fee of $5,000 payable to Agent; and, upon receipt thereof, Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's office in New York, New York, on the effective date specified in such Transfer Supplement:

                                 (w)        the Purchasing Lender shall be a
                                            party hereto and, to the extent
                                            provided in such Transfer
                                            Supplement, shall have the rights
                                            and obligations of a Lender
                                            hereunder;

                                 (x)        the Transferor Lender thereunder
                                            shall be released from its
                                            obligations under this Agreement to
                                            the extent so transferred (and, in
                                            the case of a Transfer Supplement
                                            covering all or the remaining
                                            portion of a Transferor Lender's
                                            rights and obligations under this
                                            Agreement, such Transferor Lender
                                            shall cease to be a party to this
                                            Agreement) from and after the
                                            Transfer Effective Date; and

                                 (y)        On or prior to the Transfer
                                            Effective Date specified in a
                                            Transfer Supplement, Borrower shall
                                            execute and deliver to the Agent
                                            (for delivery to the Purchasing
                                            Lender) new Notes evidencing such
                                            Purchasing Lender's assigned
                                            Commitments or Loans and (for
                                            delivery to the Transferor Lender)
                                            replacement Notes in the principal
                                            amount of the Loans or Commitments
                                            retained by the Transferor Lender
                                            (such Notes to be in exchange for,
                                            but not in payment of, those Notes
                                            then held by such Transferor
                                            Lender). Each such Note shall be
                                            dated the date and be substantially
                                            in the form of the predecessor Note.
                                            The Agent shall mark the predecessor
                                            Notes "exchanged" and deliver them
                                            to the Borrower. Accrued interest
                                            and accrued fees shall be
                                            paid to the Purchasing Lender at the
                                            same time or times provided in the
                                            predecessor Notes and this
                                            Agreement.

                  (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and Borrower, Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Borrower authorizes Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") any and all financial and other information in such Person's possession concerning Borrower and Affiliates which has been or may be delivered to such Person by or on behalf of Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of Borrower and Affiliates. Prior to disclosing such financial information and other information to transferees or prospective transferees, as applicable, Agent and Lenders shall require that the transferee or prospective transferee enter into a confidentiality agreement pursuant to which such transferee or prospective transferee shall covenant to keep confidential all such information. At the request of any Lender, Borrower, at Borrower's expense, shall provide to each transferee or prospective transferee the conformed copies of documents referred to in
         Section 4 of the form of Transfer Supplement.

                  (f) Assignments to Federal Reserve Bank. Any Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the Transferor Lender from its obligations hereunder.

           9.28 Texas Language.

                  (a) THIS WRITTEN AGREEMENT (TOGETHER WITH THE OTHER LOAN DOCUMENTS ) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

           9.29 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND LENDERS AND AGENT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDERS TO MAKE THE LOAN AND AGENT TO SERVE AS AGENT IN CONNECTION THERETO.

           9.30 Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Agreement or any other Loan Document or any amendments thereto (collectively, the "CLAIMS"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Agreement or any other Loan Document, as may have been amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

           9.31 Miscellaneous. Notwithstanding anything to the contrary herein, Lenders hereby consent to Borrower, as sponsor, entering into a Sale and Servicing Agreement, Servicing Assumption Agreement, Insurance Agreement and Indemnification Agreement relating to the FirstCity Auto Receivables Trust 1999-2 Asset Backed Notes and Asset Backed Certificates issued in connection with the securitization described in the Summary of Terms attached hereto as
Schedule 9.31 which sets forth the general terms of the securitization.

As part of and in connection with that consent, Lenders recognize that pursuant to the Sale and Servicing Agreement, Servicing Assumption Agreement, Insurance Agreement and Indemnification Agreement, Borrower, as sponsor, will be responsible to purchase any nonconforming contract in the event that the seller, the servicer, or the related originator fails to repurchase any contract which is required to be repurchased under Article III of the Sale and Servicing Agreement and the definitions section of the Sale and Servicing Agreement and that the Borrower has additional responsibilities related to transfer of servicing.

10         AGENCY AND INTER-LENDER PROVISIONS.

           10.1 Appointment.

                  (a) Each Lender hereby irrevocably appoints Bank of Scotland, acting through its branch in New York, New York, to act as agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties as are expressly delegated to or required of Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Agent shall hold all Pledged Property and all payments of principal, interest, fees, charges and Costs received pursuant to this Agreement and the other Loan Documents for the benefit of Lenders, to be distributed as provided herein.

                  (b) Bank of Scotland, acting through its branch in New York, New York, hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 10.10. Each Lender hereby agrees that the rights and remedies granted to Agent under the Loan Documents shall be exercised exclusively by Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                  (c) The provisions of this Article 10 are solely for the benefit of Agent and Lenders; Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof (other than Section 10.10) nor shall Borrower have any obligations under this
         Article 10 (except as provided in Section 10.7(b), 10.13, 10.14 and 10.15). Subject to the provisions of Section 10.2 relating to the nature of Agent's duties, nothing contained in this Article 10 shall be deemed to amend, modify or amend Agent's or Lenders' respective duties and obligations set forth in any other Article of this Agreement, nor shall Borrower be deemed to have waived its right to performance of such duties and obligations by Lenders.

         10.2 General Nature of Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

                  (a) Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

                  (b) The duties and responsibilities of Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and Agent shall not have a fiduciary relationship in respect of any Lender.

                  (c) Agent is and shall be solely Agent of the Lenders. Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, Borrower or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents).

                  (d) Agent shall be under no obligation to take any action hereunder or under any other Loan Document if Agent believes in good faith that taking such action may conflict with any law or any provision of this Agreement or any other Loan Document, or may require Agent to qualify to do business in any jurisdiction where it is not then so qualified.

         10.3 Exercise of Powers.

                  (a) Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within Agent's rights, powers or discretion in accordance with directions from the Majority Lenders or the Required Lenders, if applicable, (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Majority Lenders, the Required Lenders, or some other Person or set of Persons in which case Agent shall not take such action absent such direction or consent.

                  (b) Agent shall have the right to request instructions from the Lenders at any time. If Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders, and Agent shall not incur liability to any Person by reason of so refraining.

                  (c) Any action or inaction pursuant to a direction, discretion or consent from the Majority Lenders or the Required Lenders (if applicable) shall be binding on all Lenders. Agent shall not have any liability to any Person as a result of: (i) Agent acting or refraining from acting in accordance with the directions of the Majority Lenders or the Required Lenders, or other applicable Person or set of Persons;
         (ii) subject to the provisions of Section 10.4(a), Agent refraining from acting in the absence of instructions to act from the Majority Lenders or the Required Lenders (if applicable), or other applicable Person or set of Persons, whether or not Agent has discretionary power to take such action; or (iii) subject to the provisions of Section 10.4(a), Agent taking discretionary action it is authorized to take under this Section.

                  (d) Notwithstanding anything to the contrary contained herein, Agent shall not do or take any of the following actions or grant any consent described below, without, in each case, the prior consent of Lenders which have made Loans constituting 100% in principal amount of Loans outstanding on such date, or if no

         Loans are outstanding, Lenders which have Commitments to make Loans constituting, in the aggregate, at least 100% of the total Commitments hereunder ("REQUIRED LENDERS"):

                           (i) amend, consent to or permit the amendment of any provision of this Agreement or any other Loan Document, relating to the rate of interest, fees, charges, reimbursement of Costs, indemnification of Agent or Lenders or other Borrower's Liabilities due or accruing hereunder or under any other Loan Document;

                           (ii) extend or permit the extension of the Maturity Date or otherwise extend or defer the time for payment of Borrower's Liabilities, including, but not limited to Costs, fees, interest and principal;

                           (iii) subordinate or release the lien on any asset securing any Secured Obligations; provided that Agent with the consent of a Majority Lenders shall have the right to (A) release liens as expressly required under this Agreement or the other Loan Documents and
                                    (B) release of liens on Pledged Property having, in the aggregate, a fair market value (in Majority Lenders' reasonable determination) of less than $1,000,000;

                           (iv) amend or consent to the amendment of covenants set forth in Section 6.1 of this Agreement;

                           (v) except as provided in Section 10.3(d)(iii), grant any consent or waive any negative covenant set forth in Sections 6.3(a), 6.3(b), 6.3(c), 6.3(e), 6.3(f), 6.3(k),
                                    6.3(l);

                           (vi) waive any Unmatured Default or Event of Default under Section 7.1(c), (d), (h), (i),
                                    (j), (k) or (l);

                           (vii) increase the aggregate Commitment hereunder or increase the Maximum Principal Amount set forth in Section 2.2(a);

                           (viii) Declare a default and accelerate the Secured Obligations pursuant to Section 7.3; or

                           (ix)     Amend any provision of this Section 10.3(d).

                  (e) Except as expressly required pursuant to Section 10.3(d), if Agent is required pursuant to the terms hereof to obtain the approval or consent of Lenders for any act or action (including the failure to act) or if Agent requests the approval, consent or instruction of Lenders for any act or action (including the failure to act), the approval, consent or instruction of the Majority Lenders shall be required or sufficient. Agent shall be entitled to rely upon the consent, approval and/or instruction of the Majority Lenders, notwithstanding that other Lenders may have given Agent contrary directions, objected to such action or course of action, or, directed Agent to take or not to take a contrary action.

                  (f) Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Pledged Property or Loan Document which may be necessary to perfect and maintain perfected the security interest in and liens upon the Pledged Property granted pursuant to any of the Loan Documents.

                  (g) Lenders hereby authorize Agent to release any lien granted to or held by Agent upon any Pledged Property upon termination of this Agreement and the Commitments and payment and satisfaction of all of the Secured Obligations (other than the Contingent Secured Obligations, as defined in the Security Agreement) at any time arising under or in respect of this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Pledged Property pursuant to this Section.

                  (h) Upon the release of any lien in accordance with Section 10.3(g), and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of such liens; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations (including the Contingent Secured Obligations) or any liens upon (or obligations of Borrower in respect of) all interests retained by Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Pledged Property. In the event of any sale or transfer of Pledged Property, or any foreclosure with respect to any of the Pledged Property, Agent shall be authorized to deduct all of the Costs incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

                  (i) Subject to the provisions of Section 10.4(a), Agent shall have no obligation whatsoever to Lenders, or to any other Person to assure that: (i) the Pledged Property exists; (ii) the Pledged Property is owned by Borrower, any other Loan Party or any other Person; (iii) the Pledged Property is cared for, protected or insured; (iv) the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority; or (v) to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this
         Section 10.3, or in any of the other Loan Documents. It is understood and agreed by Lenders that in respect of the Pledged Property, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Pledged Property as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (j) In addition to Agent's right to take actions on its own accord as permitted under this Agreement but subject to the provisions of Section 10.3(d)(viii), Agent shall take such action with respect to an Unmatured Default or Event of Default as shall be directed by the Majority Lenders; provided that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Default or Event of Default as it shall deem advisable.

                  (k) Agent shall not be required to deliver to any Lender, originals or copies of any documents, instruments, notices, communications or other information, other than the Financials, received by Agent from the Required Lenders, any Lender, or any other Person under or in connection with this Agreement or any other Loan Document, except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

         10.4 General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) Agent shall not be responsible for: (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document; (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document; (iii) any failure of Borrower or any Lender to perform any of their respective obligations under this Agreement or any other Loan Document; (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the

         Loan Documents or otherwise from time to time; or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral.

                  (c) Agent shall not be under any obligation to ascertain, inquire or give any notice relating to: (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of Borrower; (ii) the business, operations, condition (financial or otherwise) or prospects of Borrower or any other Person; or (iii) the existence of any Event of Default or Unmatured Default.

         10.5 Administration by Agent.

                  (a) Subject to the provisions of Section 10.13, Agent shall remit payments received by Agent from Borrower or any other Person of, except as provided in Section 10.15, principal, interest and the unused commitment fee payable pursuant to Section 2.13(b), after deducting all Costs and other funds then due and owing by Borrower and/or Lenders to Agent with respect to this Agreement and the other Loan Documents, to each Lender, in accordance with its Commitment Percentage, as amended or supplemented from time to time pursuant to Section 9.27. The processing fee payable pursuant to Section 9.27(c) shall be retained by Agent for its own benefit. Payments received on or before 11:00 a.m. New York time, in immediately available funds, shall be wire transferred to Lenders on the same Business Day. Payments received after 11:00 a.m. New York time, in immediately available funds, shall be wire transferred to the Lenders on the next business day. Payments received in funds other than immediately available funds will be wire transferred to Lenders upon such becoming available.

                  (b) Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (c) Agent may consult with legal counsel (including, without limitation, in-house counsel for Agent in-house or other counsel for Lender, or in-house or other counsel for Borrower), independent public accountants and any other experts selected by it from time to time, and Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (d) Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever Agent shall deem it necessary or desirable that a matter be proved or established with respect to Borrower or any Lender, such matter may be established by a certificate of Borrower or such Lender, as the case may be, and Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically required in this Agreement or another Loan Document).

                  (e) Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against Agent by reason of taking or continuing to take any such action.

                  (f) Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact. Agent shall not be responsible for the negligence or misconduct of any agents, employees or attorneys-in fact selected by it with reasonable care.

                  (g) Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Unmatured Default unless Agent has received notice from a Lender or from Borrower referring to this Agreement, describing such Event of Default or Unmatured Default, and stating that such notice is a "notice of default". If Agent receives such a notice, Agent shall give prompt notice thereof to each Lender.

         10.6 Lender Not Relying on Agent or Other Lenders.

                  (a) Independently and without reliance upon Agent or any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrower in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Except as expressly provided in this Agreement, neither Agent nor any other Lender shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender, with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or Advance or at any time or times thereafter.

                  (b) Agent shall not be responsible to any Lender, for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes or other Loan Documents or the financial or other condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or any of the other Loan Documents, or the financial condition of Borrower, or the existence or possible existence of any Unmatured Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         10.7 Indemnification.

                  (a) Each Lender agrees to reimburse and indemnify Agent and its directors, officers, employees and agents (to the extent not reimbursed by Borrower and without limitation of the obligations of Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Agent or any Lender or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH AMOUNTS, LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR SUCH OTHER PERSON, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

                  (b) Borrower hereby agrees to reimburse and indemnify each of Agent, Lenders, Participants and their respective agents, employees and assigns ("INDEMNIFIED PARTIES") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other law by Borrower or any other Loan Party; any environmental claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Hazardous Materials; any grant of Pledged Property; or any exercise by Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. If and to the extent that the foregoing obligations of Borrower under this subsection (b), or any other indemnification obligation of Borrower hereunder or under any other Loan Document, are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding anything to the contrary contained herein, Borrower shall not be liable to indemnify any Indemnified Party for any fees, cost, loss, expense, or damage arising from any dispute, proceeding or claim by and between Agent and any one or more of the Lenders relating to the rights, duties, liabilities and/or obligations of Agent hereunder or under any other Loan Document.

         10.8 Agent in its Individual Capacity. With respect to its Commitment and the portion of the Secured Obligations owing to it, Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not Agent, and the terms "Lenders," "holders of Notes" and like terms shall include Agent in its individual capacity as such. Agent and its affiliates may, without liability to account, make loans to, issue letters of credit to, accept deposits from, acquire debt or equity interests in, enter into interest rate hedging agreements with, act as trustee under indentures of, and engage in any other business with, Borrower and any stockholder, subsidiary or affiliate of Borrower, as though Agent were not Agent hereunder.

         10.9 Holders of Notes. Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with Agent in accordance with Section
9.27. Any authority, direction or consent of any

Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

         10.10 Successor Agent. Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to Lenders and to Borrower. In the event of a material breach of its duties hereunder, Agent may be removed by the Required Lenders for cause by giving thirty (30) days' prior written notice thereof to Agent, the other Lenders and to Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by Agent shall be sufficiently given if given by the Majority Lenders, all notices or other communications required or permitted to be given to Agent shall be given to each Lender, and all payments to be made to Agent shall be made directly to Borrower or Lender for whose account such payment is made.

         10.11 Additional Agents. If Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, Agent and Borrower shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by Agent, to act as co-Agent or agent with respect to any part of the Pledged Property, with such powers of Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of Agent under this Agreement or any other Loan Document.

         10.12 Calculations. Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be: (i) to recover from the other Lenders any payment in excess of the amount to which such Lender(s) are determined to be entitled or, (ii) if the amount due was not paid by Borrower, to recover such amount from Borrower.

         10.13 Funding by Agent; Defaulting Lenders.

                  (a) Unless Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by Borrower to be made that such Lender will not make its ratable share of such Loans, Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption Agent may (but in no circumstances shall be required to) make available to Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to Agent on such date and is required to do so, such Lender shall pay such amount plus any costs, expenses or losses resulting from such Lender's failure to make such payment on demand (or, if such Lender fails to pay such amount on demand, Borrower shall pay such amount on demand), together with interest, for Agent's own account, for each day from and including the date of Agent's payment to and including the date of repayment to Agent (before and after judgment) at the rate or rates per annum applicable to such Loans plus any cost, expense or loss resulting from such Lender's failure to make such payment. All payments to Agent under this Section shall be made to Agent at the address for payment set forth above in funds immediately available, without set-off, withholding, counterclaim or other deduction of any nature.

                  (b) The failure of any Lender to make the Loans to be made by it as part of any Advance shall not relieve any other Lender of its obligation hereunder to make its Loans on the date of such Advance, but neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make Loans to be made by such other Lender on the date of any Advance.

                  (c) Notwithstanding anything contained herein to the contrary, so long as any Lender has defaulted in its obligation to make Loans or has rejected its Commitment, without a right to do so, Agent shall not be obligated to transfer to such Lender any payment made by Borrower to Agent for the benefit of such Lender, and, such Lender shall not be entitled to the sharing of any payments. Amounts payable to such Lender pursuant to the terms hereof shall instead be paid to Agent. Agent may hold and, in its discretion, provided Borrower is in full satisfaction of all conditions precedent to disbursement herein, re-lend to Borrower for the account of such Lender the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Loan Documents, such defaulting Lender shall be deemed not to be a "Lender" and such Lender's percentages and proportionate share shall be deemed to be zero
         (0) and each other Lender's percentage and proportionate share shall be deemed to be increased pro rata based on its percentages and proportionate share theretofore existing. This Section 10.13(c) shall remain effective with respect to such defaulting Lender until (y) the Secured Obligations shall have been declared or shall have become immediately due and payable or (z) each of the Majority Lenders, Agent and Borrower shall have waived such Lender's default in writing.

                  (d) No Commitment of any Lender shall be increased or otherwise affected, and performance by Borrower shall not be excused by the operation of this Section 10.13. Any payments of principal or interest which would, but for this Section 10.13, be paid to any Lender, shall in Agent's sole and exclusive discretion: (i) be re-loaned to Borrower for the account of such defaulting Lender, provided Borrower is in full satisfaction of all conditions precedent to disbursement herein, (ii) be paid to Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment for application to the Loans without a right to do so, or (iii) be used to provide cash collateral in such manner and order as shall be determined by Agent.

         10.14 Sharing of Collections. Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Secured Obligations (including, without limitation, principal, interest thereon, or any other Secured Obligation contemplated by this Agreement or the other Loan Documents to be made by Borrower ratably to all Lenders) in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders after payment to Agent of all amounts due to Agent hereunder. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Secured Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law to be paid by the Lender making such purchase. Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

         10.15 Set-Off. Borrower hereby agrees that if any Secured Obligation of Borrower shall be due and payable (by acceleration or otherwise), after the occurrence of an Event of Default and during the continuation thereof, Agent and each Lender shall have the right, without notice to Borrower, to set-off against and to appropriate and apply to such Secured Obligation any obligation of any nature owing to Borrower by the Agent or such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by Borrower with Agent or such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not Agent or such Lender or any other Person shall have given notice or made any demand to Borrower or any other Person, whether such obligation owed to Borrower is contingent, absolute, matured or unmatured (it being agreed that Agent or such Lender may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Agent, any Lender or any other Person. Borrower hereby agrees that, to the fullest extent permitted by law, any Participant shall have the rights of set-off as a Lender as provided in this Section 10.15 (regardless of whether such Participant would otherwise be deemed in privity with or a direct creditor of Borrower). The rights provided by this Section 10.15 are in addition to any other rights of set-off and banker's lien and all other rights and remedies which Agent or any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Documents shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

             The remainder of this page is left intentionally blank

         IN WITNESS WHEREOF, this Amended and Restated Loan Agreement, dated for reference purposes only as of December 20, 1999 has been duly executed by the undersigned.

                                    BORROWER:
                                    ---------

                                    FIRSTCITY FINANCIAL CORPORATION
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                     AGENT:
                                     ------

                                     BANK OF SCOTLAND, acting through its
                                     branch in New York, New York


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    LENDERS:
                                    --------

                                    The Governor and Company of the Bank of
                                    Scotland, a bank organized under the laws of Scotland by an Act of the Scots Parliament in 1695.


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    BANK OF AMERICA, N.A.


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                            SIGNITURE PAGE CONTINUED
                            ------------------------

                                    BOS-NY
                                    ------

                                    Bank of Scotland, acting through its branch in New York, New York, solely for the purpose of effecting the transfer set forth in Section 9.27 (a)(i).

                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                       SCHEDULE OF EXHIBITS AND SCHEDULES
                       ----------------------------------

Schedule 1.1(ff)           Specific Extraordinary Transactions

Schedule 1.1(llll)         REO Affiliates

Schedule 1.1 (oooo)        Schedule of Secondary Obligors

Schedule 4.1               Schedule of Guarantees

Schedule 4.2(a)            Schedule of Excluded Notes

Schedule 4.2(b)            Schedule of Note Pledge Agreements and Pledged Notes

Schedule 4.3(a)            Schedule of Excluded Entities

Schedule 4.3(b)            Schedule of Stock Pledge Agreements

Schedule 4.4               Schedule of Security Agreements

Schedule 5.1               Exceptions to Representations and Warranties

Schedule 5.1(a)(i)         Organization of Borrower

Schedule 5.1(a)(ii)        Organization of Primary and Secondary Obligors

Schedule 5.1(e)            Schedule of Shareholders, Stock and Options

Schedule 5.1(f)            Schedule of Fictitious Names

Schedule 5.1(g)            Schedule of Permitted Liens

Schedule 5.1(h)            Schedule of Debts for Purpose of Financial Warranty

Schedule 5.1(i)            Schedule of Proceedings

Schedule 5.1(j)            Schedule of Government Contracts

Schedule 5.1(l)            Required Consents

Schedule 5.1(o)            Defaults

Schedule 5.1(s)            Schedule of Other Indebtedness

Schedule 5.1(t)            Schedule of Affiliate Indebtedness

Schedule 5.1(u)            Affiliate Notes

Schedule 5.1(u)(iii)       Schedule of Future Affiliate Notes (to be delivered
                           post-closing as they arise)

Schedule 5.1(w)            Schedule of Affiliates

Schedule 5.1(bb)           SEC Report Exceptions

Schedule 5.1(cc)           Limited Asset Affiliates

Schedule 5.2               Senior Subordinated Debt Documents

Schedule 6.3(j)            Fee Agreements

Schedule 6.3(l)            Guaranty Equivalents

Schedule 7.1(f)            Cross Default Agreements

Schedule 9.1               ERISA Matters

Schedule 9.31              Miscellaneous

Exhibits
--------

Exhibit A                  Wire Transfer Instructions to Agent

Exhibit B                  Form of Transfer Supplement